SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
FBRT OP LLC

July 1, 2025

TABLE OF CONTENTS
i

ii

List of Exhibits and Schedules
EXHIBIT A    Form of Member Registry
EXHIBIT B    Capital Account Maintenance
EXHIBIT C    Special Allocation Rules
EXHIBIT D    Notice of Redemption
EXHIBIT E    Designation of Terms of Preferred Units
SCHEDULE I    Other Distribution Methodologies
iii

SECOND AMENDED AND RESTATED LIMITED LIABILITY
COMPANY AGREEMENT
OF
FBRT OP LLC
THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as may be amended, supplemented or restated from time to time, the “Agreement”) of FBRT OP LLC (the “Company”) is entered into effective as of July 1, 2025, by and among Franklin BSP Realty Trust, Inc., a Maryland corporation, as the managing member (the “Managing Member”) together with each other Person who at any time after the date hereof becomes a Member of the Company as provided herein.
WHEREAS, the Company was formed under the name “ARC Realty Finance Trust LP, LLC” as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as amended from time to time (the “Act”), on December 30, 2014, and was governed by that certain Limited Liability Company Agreement of the Company, dated as of December 30, 2014, as amended on February 9, 2017 (the “Initial Agreement”);
WHEREAS, pursuant to a Certificate of Amendment, the Company changed its name to “Realty Finance Trust LP, LLC” on January 23, 2015, pursuant to another Certificate of Amendment, the Company changed its name to “Benefit Street Partners Realty Trust LP, LLC” on January 30, 2017, and pursuant to another Certificate of Amendment, the Company changed its name to “FBRT OP LLC” on March 4, 2025;
WHEREAS, the Initial Agreement was amended and restated by the certain Amended and Restated Limited Liability Company Agreement of the Company, effective as of March 4, 2025 (the “Existing Agreement”);
WHEREAS, on the date hereof, Benefit Street Partners Realty Trust TRS, LLC, a Delaware limited liability company (the “Minority Member”), was admitted as a member of the Company as a result of the transactions consummated pursuant to that certain Contribution Agreement, dated as of June 30, 2025, by and among FBRT Sub I, LLC, a Delaware limited liability company, FBRT OP LLC, a Delaware limited liability company, Benefit Street Partners Realty Operating Partnership, L.P., a Delaware limited partnership, BSPRT OP Sub I, LLC, a Delaware limited liability company, and Franklin BSP Realty Trust, Inc., a Maryland corporation (the “Initial Contribution”);
WHEREAS, the Company is the continuation of the Predecessor Tax Partnership (as hereinafter defined) within the meaning of Section 708 of the Code; and
WHEREAS, the Managing Member desires to amend and restate the Existing Agreement as set forth herein, and to supersede the Existing Agreement in its entirety.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Agreement in its entirety and agree to continue the Company as a limited liability company under the Act as follows:
ARTICLE I
DEFINED TERMS
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Act” has the meaning set forth in the preamble.
“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 12.2 hereof and who is shown as a Member on the Member Registry.
“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Fiscal Year or other period (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Fiscal Year.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B.
“Adviser” means the Person appointed, employed or contracted with by the Managing Member Entity and the Company and responsible for directing or performing the day-to-day business affairs of the Managing Member Entity and the Company, including any Person to whom the Adviser subcontracts all or substantially all of such functions.
“Advisory Agreement” means the agreement between the Managing Member Entity and the Adviser pursuant to which the Adviser will direct or perform the day-to-day business affairs of the Managing Member Entity and the Company and shall include the Amended and Restated Advisory Agreement, dated as of January 19, 2018, by and among the Managing Member, Benefit Street Partners Operating Partners Realty Operating Partnership, L.P. and Benefit Street Partners L.L.C., as amended by Amendment No. 1, dated August 18, 2021, and as may be further amended from time to time.
“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general partner, member or trustee of such Person or any Person referred to in the foregoing clause (i). For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreed Value” means (i) in the case of any Contributed Property, the Section 704(c) Value of such property as of the time of its contribution to the Company, reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed as determined under Section 752 of the Code and the Regulations thereunder; and (ii) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution.
“Agreement” has the meaning set forth in the preamble.
“Assignee” means a Person to whom one or more Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5.
“Available Cash” means, with respect to any period for which such calculation is being made, cash of the Company, regardless of source (including Capital Contributions and loans to the Company), that the Managing Member, in its sole and absolute discretion, determines is appropriate for distribution to the Members.
“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Capital Account” means the capital account maintained for a Member pursuant to Exhibit B. The current Capital Account balance for each Member who is a Member on the date hereof shall be the amount set forth opposite such Member’s name on the Member Registry.
“Capital Contribution” means, with respect to any Member, any cash, cash equivalents or the Agreed Value of Contributed Property which such Member contributes or is deemed to contribute to the Company.
“Carrying Value” means (i) with respect to Contributed Property or Adjusted Property, the Section 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Members’ Capital Accounts and (ii) with respect to any other Company property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member.
“Cash Amount” means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.
“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on December 30, 2014, as amended from time to time in accordance with the terms hereof and the Act.
“Class A Unit” has the meaning set forth in Section 4.2.B.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
“Common Membership Interest” means an ownership interest in the Company, other than a Preferred Membership Interest, and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such person to comply with the terms and provisions of this Agreement and the Act. The Common Membership Interests as of the date of this Agreement are the Class A Units.
“Company” has the meaning set forth in the preamble.
“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d) for “partnership minimum gain.”
“Company Record Date” means the record date established by the Managing Member either (i) for the distribution of Available Cash pursuant to Section 5.1.A, which record date shall be the same as the record date established by the Managing Member Entity for a distribution to its stockholders of some or all of the portion of such distribution that it receives, or (ii) if applicable, for determining the Members entitled to vote on or consent to any proposed action for which the consent or approval of the Members is sought pursuant to Section 14.2.F.
“Consent” means the consent or approval of a proposed action by a Member given in accordance with Article XIV.

“Consent of the Non-Managing Members” means the Consent of the Members (excluding for this purpose, the Managing Member, and, to the extent any of the following holds Class A Units, (i) any Person of which the Managing Member Entity or the Managing Member directly or indirectly owns or controls more than fifty percent (50%) of the voting interests or that is otherwise a controlled Affiliate of the Managing Member Entity or the Managing Member and (ii) any Person directly or indirectly owning more than fifty percent (50%) of the outstanding voting interests of the Managing Member Entity or the Managing Member or that otherwise controls (as such term is used in the definition of Affiliate), directly or indirectly, the Managing Member Entity or the Managing Member) holding Class A Units representing more than fifty percent (50%) of the Percentage Interest of the Class A Units of all Members which are not excluded pursuant to this paragraph.
“Contributed Property” means each property or other asset contributed to the Company, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.
“Conversion Factor” means 1.0; provided, however, that, (A) if the Managing Member Entity (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares and the Company does not make a corresponding distribution on Class A Units in Class A Units, (ii) subdivides its outstanding Shares without the Company also so subdividing the outstanding Class A Units, or (iii) combines its outstanding Shares into a smaller number of Shares without the Company also so combining the outstanding Class A Units, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided further that if an entity shall cease to be the Managing Member Entity (the “Predecessor Entity”) and another entity shall become the Managing Member Entity (the “Successor Entity”) in accordance with the definition of “Managing Member Entity,” the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one Share of the Predecessor Entity, determined as of the date when the Successor Entity becomes the Managing Member Entity, and the denominator of which is the Value of one Share of the Successor Entity, determined as of that same date and (B) if the Managing Member Entity shall, by dividend or otherwise, distribute to all holders of Shares evidences of its indebtedness or assets (including securities, other than Shares), which evidences of indebtedness or assets relate to assets not received by the Managing Member Entity pursuant to a pro rata distribution by the Company (excluding assets that relate to entities that are not Subsidiaries of the REIT to the extent that a corresponding distribution is made by the Company to the Members other than the Managing Member pursuant to the proviso in Section 5.1.B.ii), then the Conversion Factor shall be adjusted by multiplying the Conversion Factor in effect immediately prior to the close of business as of the record date for such distribution by a fraction, the numerator of which shall be the Value of a

Share as of such record date and the denominator of which shall be the Value of a Share as of such record date less the then fair market value (as determined in good faith by the Managing Member, whose determination shall be conclusive) of the evidences of indebtedness or assets so distributed applicable to one Share. For purposes of the second proviso in the preceding sentence, if any stockholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the Managing Member Entity, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value (as determined in good faith by the Managing Member) of any securities and other consideration that the holder of one Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares). Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Units and such that at all times each Class A Unit shall be equivalent, in terms of rights to distributions and the Redemption Amount, to one Share (and it being agreed that if at any time the application of the Conversion Factor would work an unfair or unintended result taking into account the intention of the Members, then the Managing Member shall revise the definition of Conversion Factor so as to give effect to such intention) and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.
“Convertible Funding Debt” has the meaning set forth in Section 7.5.E.
“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.
“Depreciation” means, for each Fiscal Year or other period, an amount equal to the U.S. federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount as calculated in accordance with Regulations Section 1.704-3; provided, however, that if the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero and if Depreciation is calculated in accordance with Regulations Section 1.704-3(b), Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Managing Member.
“Effective Date” means July 1, 2025.
“EII Percentage Interest” means, with respect to each Member, the percentage set forth in the Member Registry for such Member.
“Equity Incentive Plan” means any equity incentive or compensation plan existing as of the date hereof or hereafter adopted by the Managing Member Entity, the Company, the Managing Member or their Subsidiaries, including, without limitation, the Managing Member’s 2021 Equity Incentive Plan, as amended from time to time.
“Excess Inclusion Income” means, for any Fiscal Year, an amount equal to the Company’s income, if any, for such Fiscal Year, attributable to any “excess inclusions” (as defined in Section 860E(c) of the Code), and any amounts treated in a similar manner in respect of any equity interest in a taxable mortgage pool allocated to the Company from any Subsidiary of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Agreement” has the meaning set forth in the preamble.
“Extraordinary Transaction” has the meaning set forth in Section 11.2.B.
“Fiscal Quarter” means any three calendar month quarter of any Fiscal Year of the Company, which quarters shall end on March 31, June 30, September 30 and December 31 of each Fiscal Year.
“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year as provided in Section 9.2.
“Funding Debt” means any Debt incurred for the purpose of providing funds to the Company by or on behalf of the Managing Member Entity, the Managing Member or any wholly owned subsidiary of the Managing Member Entity or the Managing Member.
“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse, parents, descendants, nephews, nieces, brothers, and sisters.
“Imputed Underpayment Amount” shall mean an “imputed underpayment” within the meaning of Section 6225 of the Code (or any similar provision under state, local or foreign law) paid (or payable) by the Company, including any interest or penalties thereon.
“Incapacity” or “Incapacitated” means, (i) as to any individual who is a Member, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Member, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Member, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Member, the distribution by the fiduciary of the estate’s entire interest in the Company, (v) as to any trustee of a trust which is a Member, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.
“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (a) the Managing Member Entity or the Managing Member, (b) the Adviser, (c) a Member, or (d) any direct or indirect trustee, manager, director, officer, employee, member, partner or stockholder of the Company, the Managing Member Entity, the Managing Member, the Adviser or a Member and (ii) such other Persons (including Affiliates of the Managing Member Entity, the Managing Member, the Adviser, a Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.
“Liquidating Event” has the meaning set forth in Section 13.1.
“Liquidating Gains” means net gains that are or would be realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to net capital gain realized in connection with an adjustment to the value of Company assets under Section 704(b) of the Code made pursuant to Section 1.D of Exhibit B of this Agreement; and “Liquidating Losses” means any net capital loss realized in connection with any such event.
“Liquidating Losses” has the meaning set forth in the definition of “Liquidating Gains” herein.
“Liquidator” has the meaning set forth in Section 13.2.A.

“Managing Member” has the meaning set forth in the preamble.
“Managing Member Entity” means Franklin BSP Realty Trust, Inc., a Maryland corporation, or its successor; provided that if (i) the common stock (or other comparable equity interests) of such entity is at any time not Publicly Traded and (ii) the common stock (or other comparable equity interests) of an entity that owns, directly or indirectly, in the aggregate, fifty percent (50%) or more of the equity interests of the Managing Member are Publicly Traded, the term “Managing Member Entity” shall refer to such entity whose common stock (or other comparable equity securities) is Publicly Traded. If both requirements set forth in clauses (i) and (ii) above are not satisfied, then the term “Managing Member Entity” shall mean the Managing Member.
“Member(s)” means the Managing Member and any other Person that is named as a Member in the Member Registry or any Substituted Member or Additional Member, in such Person’s capacity as a Member in the Company.
“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3) for “partner minimum gain.”
“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for “partner nonrecourse debt.”
“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i), and the amount of Member Nonrecourse Deductions with respect to Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2) for “partner nonrecourse deductions.”
“Member Registry” means the registry maintained by the Managing Member in the books and records of the Company, which contains substantially the same information as would be necessary to complete the form of the Member Registry attached hereto as Exhibit A.
“Membership Interest” means the membership interest of a Member in the Company representing a fractional part of the membership interests of all Members and includes any and all benefits to which the holder of such an interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be expressed as a number of Units and includes any and all benefits to which the holder of such membership interest (whether expressed as a Unit or otherwise) may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
“Minority Member” has the meaning set forth in the recitals.
“Net Income” means, for any taxable period, the excess, if any, of the Company’s items of income and gain for such taxable period over the Company’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.
“Net Loss” means, for any taxable period, the excess, if any, of the Company’s items of loss and deduction for such taxable period over the Company’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.
“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under an Equity Incentive Plan, or (ii) any Debt issued by the Managing Member Entity that provides any of the rights described in clause (i).
“Non-Managing Member” means a Member in the Company that is not the Managing Member in the Company.
“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit D.
“Percentage Interest” means, as to a Member, its interest in the Company as determined by dividing the total number of Class A Units owned by such Member by the total number of Class A Units then outstanding as specified in the Member Registry (and, when used with respect to a specified class of Membership Interests, its interest in such class as determined by dividing the Units of such class owned by such Member by the total number of Units of such class then outstanding as specified in the Member Registry).
“Permitted Pledge” has the meaning set forth in Section 11.3.C.
“Person” means an individual, natural person, partnership, corporation, limited liability company, association, trust, estate, joint venture, unincorporated organization, custodian,

nominee or any other individual or entity in its own or any representative capacity, and any government, governmental department or agency or political subdivision thereof.
“Predecessor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.
“Predecessor Tax Partnership” means the “business entity” within the meaning of Treasury Regulations Section 301.7701-2 that is treated as a “partnership” within the meaning of Section 761 of the Code, the legal form of which was FBRT Member LLC, a Delaware limited liability company, until the Initial Contribution on June 30, 2025.
“Preferred Membership Interest” means an ownership interest in the Company evidenced by a designated series of Preferred Units, having a preference in payment of distributions or on liquidation as determined by the Company for such series of Preferred Units and as set forth in Exhibit E or another exhibit or amendment to this Agreement, as applicable, and includes all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.
“Preferred Unit” means a fractional, undivided share of Preferred Membership Interests of all Members in the specified series issued hereunder.
“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the NASDAQ Stock Market, any nationally or internationally recognized stock exchange or any successor to any of the foregoing.
“Qualified Assets” has the meaning set forth in Section 7.5.A.
“Qualified REIT Subsidiary” means any Subsidiary of the Managing Member that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.
“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment pursuant to Section 754 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized either as ordinary income or as “unrecaptured Section 1250 gain” (as defined in Section 1(h)(6) of the Code) because it represents the recapture of depreciation deductions previously taken with respect to such property or asset.
“Redeeming Member” has the meaning set forth in Section 8.6.A(i).
“Redemption Amount” means either the Cash Amount or the Shares Amount, as determined by the Managing Member, in its sole and absolute discretion. A Redeeming Member shall have no right, without the Managing Member’s consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.
“Redemption Assumption Election” has the meaning set forth in Section 8.6.B(i).
“Redemption Right” has the meaning set forth in Section 8.6.A(i).

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“REIT” means an entity that qualifies as a real estate investment trust under the Code.
“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for U.S. federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 2.B.1 or 2.B.2 of Exhibit C to eliminate Book-Tax Disparities.
“Safe Harbor” has the meaning set forth in Section 11.6.F.
“Section 704(c) Value” of any Contributed Property means the fair market value of such property at the time of contribution as determined by the Managing Member using such reasonable method of valuation as it may adopt; provided, however, subject to Exhibit C, the Managing Member shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the Section 704(c) Value of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to its fair market values.
“Securities Act” means the Securities Act of 1933, as amended.
“Share” means a share of capital stock (or other comparable equity interest) of the Managing Member Entity. Shares may be issued in one or more classes or series in accordance with the terms of the organizational documents of the Managing Member Entity. Shares issued in lieu of the Cash Amount may be either registered or unregistered Shares at the option of the Managing Member. If there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that corresponds to the class or series of Membership Interests for which the reference to Shares is made. When used with reference to Class A Units, the term “Shares” refers to shares of common stock (or other comparable equity interest) of the Managing Member Entity.
“Shares Amount” means a number of Shares equal to the product of the number of Units offered for redemption by a Redeeming Member multiplied by the Conversion Factor; provided, however, that if the Managing Member Entity issues to holders of Shares securities, rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the “rights”), then the Shares Amount shall also include such rights that a holder of that number of Shares would have been entitled to receive had it initially participated in such issuance, unless the Company issues corresponding rights to holders of Units.
“Specified Redemption Date” means the tenth (10th) Business Day after the Valuation Date or such shorter period as the Managing Member, in its sole and absolute discretion, may determine; provided, however, that, if the Shares are not Publicly Traded, the Specified

Redemption Date means the twentieth (20th) Business Day after the Valuation Date or such shorter period as the Managing Member, in its sole and absolute discretion, may determine.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 11.4 and who is shown as a Member in the Member Registry.
“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.
“Surviving Company” has the meaning set forth in Section 11.2.B(ii).
“Target Operating Entity” has the meaning set forth in Section 7.4.F.
“Target Parent Entity” has the meaning set forth in Section 7.4.F.
“Taxable REIT Subsidiary” means any Subsidiary of the Managing Member that is a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code
“Tax Basis Capital Information” has the meaning set forth in Section 10.3.F.
“Tender Offer” has the meaning set forth in Section 11.2.B(i).
“Unit” means a fractional, undivided share of any class or series of Membership Interests issued pursuant to Sections 4.1 and 4.2, and includes Class A Units, Preferred Units and any other classes or series of Units established after the date hereof. The number of Units outstanding and the Percentage Interests in the Company represented by such Units are set forth in the Member Registry.
“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.
“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.
“UPREIT” has the meaning set forth in Section 7.4.F.
“Valuation Date” means the date of receipt by the Managing Member of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to one Share of a class of outstanding Shares that are Publicly Traded, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which value must be determined. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. If the outstanding Shares are Publicly Traded and the Shares Amount includes, in addition to the Shares, rights or interests that a holder of Shares has received or would be entitled to receive, then the Value of such rights shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Shares are not Publicly Traded, the Value of the Shares Amount per Unit tendered for redemption (which will be the Cash Amount per Unit offered for redemption payable pursuant to Section 8.6.A) means the amount that a holder of one Unit would receive if each of the assets of the Company were to be sold for its fair market value on the Specified Redemption Date, the Company were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Members in accordance with the terms of this Agreement. Such Value shall be determined by the Managing Member, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Company if each asset of the Company (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Company owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Company’s minority interest in any property or any illiquidity of the Company’s interest in any property).
ARTICLE II
ORGANIZATIONAL MATTERS
Section 2.1Organization
A.Organization, Status and Rights. The Company is a limited liability company organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. The Members hereby confirm and agree to their status as members of the Company and to continue the business of the Company on the terms set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Membership Interest of each Member shall be personal property for all purposes.
B.Qualification of the Company. The Members (i) agree that if the laws of any jurisdiction in which the Company transacts business so require, the appropriate officers or other authorized representatives of the Company shall file, or shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the Company to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Formation as may be required, either by the Act, by the laws of any jurisdiction in which the Company transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Company as a limited liability company under the Act.
C.Representations.  Each Member represents and warrants that such Member is duly authorized to execute, deliver and perform its obligations under this Agreement and that the Person, if any, executing this Agreement on behalf of such Member is duly authorized to do so and that this Agreement is binding on and enforceable against such Member in accordance with its terms.
Section 2.2Name
The name of the Company shall be FBRT OP LLC. The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of any of the Managing Member or any Affiliate thereof. The letters “LLC” or other similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.
Section 2.3Registered Office and Agent; Principal Office
The address of the registered office of the Company in the State of Delaware as of the date hereof is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office as of the date hereof is Corporation Service Company. The Managing Member may, from time to time, designate a new registered agent and/or registered office for the Company and, notwithstanding any provision in this Agreement, may amend this Agreement and the Certificate of Formation to reflect such designation without the Consent of the Members or any other Person. The principal office of the Company shall be 1 Madison Avenue, New York, New York 10010, or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.
Section 2.4Term
The Company was formed on December 30, 2014, and the term of the Company shall continue until dissolved pursuant to the provisions of Article XIII or as otherwise provided by law.

ARTICLE III
PURPOSE
Section 3.1Purpose and Business
The purpose and nature of the business to be conducted by the Company is (i) to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act; (ii) to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing; provided, however, that any business shall be limited to and conducted in such a manner as to permit the Managing Member Entity at all times to be classified as a REIT, unless the Managing Member Entity in its sole and absolute discretion has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or reasons whether or not related to the business conducted by the Company. In connection with the foregoing, and without limiting the Managing Member Entity’s right in its sole and absolute discretion, to cease qualifying as a REIT, the Members acknowledge that the status of the Managing Member Entity as a REIT inures to the benefit of all the Members and not solely to the Managing Member Entity or its Affiliates, members and stockholders.
Section 3.2Powers
The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Company shall not take, or shall refrain from taking, any action which, in the judgment of the Managing Member, in its sole and absolute discretion, (i) could adversely affect the ability of the Managing Member Entity to continue to qualify as a REIT (if the Managing Member Entity has chosen to attempt to qualify as a REIT), (ii) could cause the Managing Member Entity to be subject to any taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Managing Member Entity or its securities, unless such action (or inaction) with respect to the Managing Member Entity shall have been specifically consented to by the Managing Member Entity in writing.
ARTICLE IV
CAPITAL CONTRIBUTIONS AND ISSUANCES
OF MEMBERSHIP INTERESTS
Section 4.1Capital Contributions of the Members
Prior to or concurrently with the execution of this Agreement, the Members have made, or are deemed to have made, the Capital Contributions as set forth in the Member Registry. As of the date hereof, the Members own Units in the amounts set forth in the Member Registry and have Percentage Interests in the Company as set forth in the Member Registry.  The number of Units and Percentage Interest shall be adjusted in the Member Registry from time to time by the Managing Member to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Units or similar events having an effect on a Member’s Percentage Interest occurring after the date hereof in accordance with the terms of this Agreement. Except as provided in Section 10.5 hereof, the Members shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Company (whether in the form of loans, repayments of loans or otherwise). No Member shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Company or otherwise, provided that such Capital Account deficit did not arise by reason of distributions knowingly received by such Member in violation of this Agreement (provided such Member has knowledge or is given notice, either at the time thereof or thereafter, of such distribution in violation of this Agreement) or applicable law or other actions in violation of this Agreement or applicable law.
Section 4.2Issuances of Membership Interests
A.General. The Managing Member is hereby authorized to cause the Company from time to time to issue to Members (including the Managing Member and its Affiliates and including but not limited to, any Units that may be issued to the Adviser as a management fee pursuant to the Advisory Agreement) or other Persons (including, without limitation, in connection with the contribution of property to the Company or any of its Subsidiaries) Units or other Membership Interests in one or more classes, or in one or more series of any of such classes, including, without limitation, interests designated as “LTIP Units” or similar Membership Interests intended to serve as compensation for directors or officers of the Company, the Managing Member Entity or the Adviser, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of Membership Interests, all as shall be determined, subject to applicable Delaware law, by the Managing Member in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Membership Interests, (ii) the right of each such class or series of Membership Interests to share in Company distributions, (iii) the rights of each such class or series of Membership Interests upon dissolution and liquidation of the Company, (iv) the rights, if any, of each such class or series to vote on matters that require the vote or Consent of the Members, and (v) the consideration, if any, to be received by the Company in exchange for such Units or other Membership Interests; provided, however, that no such Units or other Membership Interests shall be issued to the Managing Member or the Managing Member Entity or any of their Subsidiaries unless either (a) the Units or Membership Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the Managing Member Entity (including a transaction described in Section 7.4.F) having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Units or Membership Interests issued to the Managing Member or any such Subsidiary in accordance with this Section 4.2.A, or (b) the additional Membership Interests are issued to all Members holding Membership Interests in the same class in proportion to their respective Percentage Interests in such class. If the Company issues Membership Interests pursuant to this Section 4.2.A, the Managing Member shall make such revisions to this Agreement (including but not limited to the revisions described in Sections 5.5, 6.2 and 8.6) as it deems necessary to reflect the issuance of such Membership Interests.
B.Classes of Units. From and after the date of the Agreement, the Company shall have one class of Common Membership Interests, entitled the “Class A Units,” such classes of Preferred Units as set forth in Exhibit E hereto and such additional classes of Units as may be created by the Managing Member pursuant to Section 4.2.A.  Class A Units, Preferred Units or a class of Membership Interests created pursuant to Section 4.2.A, at the election of the Managing Member, in its sole and absolute discretion, may be issued to newly admitted Members in exchange for the contribution by such Members of cash, real estate partnership interests, stock, notes or other assets or consideration; provided, however, that any Unit that is not specifically designated by the Managing Member as being of a particular class shall be deemed to be a Class A Unit.
Section 4.3No Preemptive Rights
Except to the extent expressly granted by the Company pursuant to another Agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Company or (ii) issuance or sale of any Units or other Membership Interests.
Section 4.4Other Contribution Provisions
A.General. If any Member is admitted to the Company and is given a Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such Member in cash, and the Member had made a Capital Contribution of such cash to the capital of the Company.
B.Mergers. To the extent the Company acquires any property (or an indirect interest therein) by the merger of any other Person into the Company or with or into a Subsidiary of the Company, Persons who receive Membership Interests in exchange for their interest in the Person merging into the Company or with or into a Subsidiary of the Company shall be deemed to have been admitted as Additional Members pursuant to Section 12.2 and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement (or if not so provided, as determined by the Managing Member in its sole and absolute discretion) and as set forth in the Member Registry.
Section 4.5No Interest on Capital
No Member shall be entitled to interest on its Capital Contributions or its Capital Account.

ARTICLE V
DISTRIBUTIONS
Section 5.1Requirement and Characterization of Distributions
A.Distribution of Available Cash. Except (i) to the extent required by the terms established for a new class or series of Membership Interests created in accordance with Section 4.2.A hereof and (ii) pursuant to Section 5.1.B.(iii) hereof, the Managing Member shall distribute to the Members, at least quarterly, an amount equal to one hundred percent (100%) of the Available Cash of the Company with respect to such quarter or shorter period, with such distribution being made to the Members as of the applicable Company Record Date for such distribution in accordance with the terms established for the class or classes of Membership Interests held by the Members who are Members on the respective Company Record Date with respect to such quarter or shorter period, as provided in Section 5.1.B and otherwise in accordance with the respective terms established for each class of Membership Interest, or such lesser amount or different distribution period as determined by the Managing Member in its sole discretion. Notwithstanding anything to the contrary contained herein, in no event may a Member receive a distribution of Available Cash with respect to a Unit for a quarter or shorter period if such Member is entitled to receive a distribution with respect to a Share for which such Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein, and except to the extent required by the terms established for a new class or series of Membership Interests created in accordance with Article IV hereof, no Membership Interest shall be entitled to a distribution in preference to any other Membership Interest. If the Managing Member Entity has chosen to attempt to qualify as a REIT, the Managing Member shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the Managing Member Entity as a REIT to distribute Available Cash to the Managing Member Entity in an amount sufficient to enable the Managing Member Entity to make distributions to its stockholders that will enable the Managing Member Entity to (a) satisfy the requirements for qualification as a REIT under the Code and the Regulations, and (b) avoid any federal income or excise tax liability.
B.Method.
(i)Each holder of Membership Interests, if any, that is entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Membership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Company Record Date).
(ii)To the extent there is Available Cash remaining after the payment of any preference in distribution in accordance with the foregoing clause (i) (if applicable), with respect to Membership Interests that are not entitled to any preference in distribution, such Available Cash shall be distributed pro rata to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to the respective Percentage Interests on such Company Record Date).
(iii)Any other methodology specified in Schedule I.

Section 5.2Distributions in Kind
The Managing Member may determine, in its sole and absolute discretion, to make a distribution in kind of Company assets to the holders of Membership Interests, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in the same manner as a cash distribution in accordance with Articles V, VI and XIII hereof.
Section 5.3Amounts Withheld
All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 with respect to any allocation, payment or distribution to the Managing Member, the Members or Assignees shall be treated as amounts distributed to the Managing Member, Members or Assignees, as the case may be, pursuant to Section 5.1 for all purposes under this Agreement.
Section 5.4Distributions upon Liquidation
Proceeds from a Liquidating Event shall be distributed to the Members in accordance with Section 13.2.
Section 5.5Revisions to Reflect Issuance of Membership Interests
If the Company issues Membership Interests pursuant to Article IV hereof, the Managing Member shall make such revisions to this Article V, the Member Registry and the books and records of the Company as it deems necessary to reflect the terms of the issuance of such Membership Interests. Such revisions shall not require the consent or approval of any other Member.
ARTICLE VI
ALLOCATIONS
Section 6.1Allocations for Capital Account Purposes
For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Exhibit B) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.
A.Net Income.  After giving effect to the special allocations set forth in Section 1 of Exhibit C of this Agreement, Net Income shall be allocated:
(i)first, to the Managing Member to the extent that cumulative Net Loss previously allocated to the Managing Member pursuant to Section 6.1.B(iv) exceeds cumulative Net Income previously allocated to the Managing Member pursuant to this clause (i);

(ii)second, to the holders of any Membership Interests that are entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (ii) equals the cumulative Net Loss allocated to such Members under Section 6.1.B(iii);
(iii)third, to the holders of any Membership Interests that are entitled to any preference in distribution in accordance with the rights of any other class of Membership Interests until each such Membership Interest has been allocated, on a cumulative basis pursuant to this clause (iii), Net Income equal to the amount of distributions payable that are attributable to the preference of such class of Membership Interests, whether or not paid (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made);
(iv)fourth, to the holders of any Membership Interests that are not entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (iv) equals the cumulative Net Loss allocated to such Members under Section 6.1.B(ii); and
(v)finally, with respect to Membership Interests that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).
B.Net Loss. After giving effect to the special allocations set forth in Section 1 of Exhibit C of this Agreement, Net Loss shall be allocated:
(i)first, to the holders of Membership Interests that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, in proportion to, and to the extent that, their share of the Net Income previously allocated pursuant to Section 6.1.A(iv) exceeds, on a cumulative basis, the sum of (a) distributions with respect to such Membership Interests pursuant to clause (ii) of Section 5.1.B and (b) Net Loss allocated under this clause (i);
(ii)second, with respect to classes of Membership Interests that are not entitled to any preference in distribution upon liquidation, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, however, that Net Loss shall not be allocated to any Member pursuant to this Section 6.1.B(ii) to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in the case of a Member who also holds classes of Membership Interests that are entitled to any preferences in distribution upon liquidation, by subtracting from such Members’ Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof);
(iii)third, with respect to classes of Membership Interests that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, however, that Net Loss shall not be allocated to any Member pursuant to this Section 6.1.B(iii) to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit); and
(iv)thereafter, to the Managing Member.
C.Allocation of Nonrecourse Debt. For purposes of Regulation Section 1.752-3(a), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (i) the amount of Company Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the Managing Member in its sole and absolute discretion in any manner permitted under Code Section 752 and the Regulations thereunder.
D.Recapture Income. Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Members have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
Section 6.2Revisions to Allocations to Reflect Issuance of Membership Interests
If the Company issues Membership Interests pursuant to Article IV hereof, the Managing Member shall make such revisions to this Article VI and the Member Registry in the books and records of the Company as it deems necessary to reflect the terms of the issuance of such Membership Interests, including making preferential allocations to classes of Membership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Member.
ARTICLE VII
MANAGEMENT AND OPERATIONS OF BUSINESS
Section 7.1Management
A.Powers of Managing Member. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company are and shall be exclusively vested in the Managing Member, and no Member shall have any right to participate in or exercise control or management power over the business and affairs of the Company. The Managing Member may not be removed by the Members with or without cause. In addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or which are granted to the Managing Member under any other provision of this Agreement, but subject to the terms hereof, and without limiting any powers of the Adviser pursuant to the Advisory Agreement, the Managing Member shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

(i)the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to its Members in such amounts as are required under Section 5.1.A or will permit the Managing Member Entity (so long as the Managing Member Entity chooses to attempt to qualify as a REIT) to avoid the payment of any U.S. federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit the Managing Member Entity to maintain its REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities including, without limitation, the assumption or guarantee of the debt of the Managing Member, its Subsidiaries or the Company’s Subsidiaries, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Company’s assets) and the incurring of any obligations the Managing Member deems necessary for the conduct of the activities of the Company;
(ii)the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;
(iii)the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company (including acquisition of any new assets, the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company or any Subsidiary of the Company with or into another entity on such terms as the Managing Member deems proper;
(iv)the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Managing Member, its Subsidiaries, the Company’s Subsidiaries and any of their Affiliates) and the repayment of obligations of the Company and its Subsidiaries and any other Person in which the Company has an equity investment and the making of capital contributions to, and equity investments in, its Subsidiaries;
(v)the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Company or any Subsidiary of the Company or any Person in which the Company has made a direct or indirect equity investment;
(vi)the negotiation, execution, and performance of any contracts, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company’s operations or the implementation of the Managing Member’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company’s assets;

(vii)the mortgage, pledge, encumbrance or hypothecation of any assets of the Company;
(viii)the distribution of Company cash or other Company assets in accordance with this Agreement;
(ix)the holding, managing, investing and reinvesting of cash and other assets of the Company;
(x)the collection and receipt of revenues and income of the Company;
(xi)the selection, designation of powers, authority and duties and the dismissal of employees of the Company (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Company’s assets;
(xii)the maintenance of such insurance (including, without limitation, directors, trustees and officers insurance) for the benefit of the Company and the Members (including, without limitation, the Managing Member) and the directors, trustees and officers thereof as the Managing Member deems necessary or appropriate;
(xiii)the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Company or the Managing Member or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided, however, that as long as the Managing Member Entity intends to qualify as a REIT, the Company may not engage in any such formation, acquisition or contribution that would cause the Managing Member Entity to fail to qualify as a REIT;
(xiv)the control of any matters affecting the rights and obligations of the Company or any Subsidiary of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Company or any Subsidiary of the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Company or any Subsidiary of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xv)the determination of the fair market value of any Company property distributed in kind, using such reasonable method of valuation as the Managing Member may adopt;
(xvi)the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Company or any Subsidiary of the Company;
(xvii)the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;
(xviii)the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have any interest pursuant to contractual or other arrangements with such Person;
(xix)the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement;
(xx)the distribution of cash to acquire Units held by a Member in connection with a Member’s exercise of its Redemption Right under Section 8.6;
(xxi)the determination regarding whether a payment to a Member who exercises its Redemption Right under Section 8.6 that is assumed by the Managing Member will be paid in the form of the Cash Amount or the Shares Amount;
(xxii)the acquisition of Membership Interests in exchange for cash, debt instruments and other property;
(xxiii)the maintenance of the Member Registry in the books and records of the Company to reflect the Capital Contributions and Percentage Interests of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance and transfer of Units, the admission of any Additional Member or any Substituted Member or otherwise;
(xxiv)the registration of any class of securities under the Securities Act or the Securities Exchange Act, and the listing of any debt securities of the Company on any exchange;
(xxv)the issuance of additional Units, as appropriate and in the Managing Member’s sole and absolute discretion;
(xxvi)the taking of any and all acts and things necessary or prudent to ensure that the Company will not be classified as an association taxable as a corporation for U.S. federal income tax purposes or a “publicly traded partnership” for purposes of Section 7704 of the Code, including but not limited to imposing restrictions on transfers, restrictions on the number of Members and restrictions on redemptions;
(xxvii)the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Company’s assets or any other aspect of the Company business;
(xxviii) taking of any action necessary or appropriate to comply with all regulatory requirements applicable to the Company in respect of its business, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, filings and documents, if any, required under the Exchange Act, the Securities Act, or by any national securities exchange requirements;
(xxix)the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company; and
(xxx)to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the Managing Member deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Company (including, without limitation, all actions consistent with allowing the Managing Member Entity at all times to qualify as a REIT except to the extent that the Managing Member Entity voluntarily terminates its REIT status) and to possess and enjoy all the rights and powers of a managing member as provided by the Act.
B.No Approval by Members. Each of the Members agrees that the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company, without any further act, approval or vote of the Members (except as otherwise expressly required pursuant to any other provision of this Agreement, the Act or any applicable law, rule or regulation, notwithstanding the foregoing stated powers of the Managing Member), to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall be in the sole and absolute discretion of the Managing Member without consideration of any other obligation or duty, fiduciary or otherwise, of the Company or the Members and shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity. The Members acknowledge that the Managing Member is acting for the collective benefit of the Company, the Members and the stockholders of the Managing Member Entity as indirect equity holders in the Company.
C.Insurance. At all times from and after the date hereof, the Managing Member may cause the Company to obtain and maintain (or otherwise cause to be obtained and maintained) (i) casualty, liability and other insurance on the properties of the Company and its Subsidiaries and (ii) liability insurance for the Indemnitees hereunder, and (iii) such other insurance as the Managing Member, in its sole and absolute discretion, determines to be necessary.
D.Working Capital and Other Reserves. At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Company under Article XIII.
E.Delegation of Authority. The Managing Member may delegate any or all of its powers, rights and obligations hereunder to any Person, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Company, which Person (which may include the Adviser) may, under supervision of the Managing Member, perform any acts or services for the Company as the Managing Member may approve.
Section 7.2Certificate of Formation
The Managing Member has previously filed the Certificate of Formation with the Secretary of State of the State of Delaware. To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate of Formation and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 8.5.A(iii), the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Company may elect to do business or own property.
Section 7.3Title to Company Assets
Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Members, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, in its sole and absolute discretion, including Affiliates of the Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 7.4Reimbursement of the Managing Member Entity
A.No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including Section 10.3.E and the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the Managing Member shall not be compensated for its services as the managing member of the Company.
B.Responsibility for Managing Member Entity Expenses. The Company shall be responsible for and shall pay all expenses relating to the organization of the Company, the Managing Member and the Managing Member Entity and the ownership of their respective assets and its operations. The Managing Member Entity and the Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all expenses incurred by them relating to or resulting from the ownership and operation of, or for the benefit of, the Company (including, without limitation, (i) expenses relating to the ownership of interests in and operation of the Company, the Managing Member Entity and the Managing Member, (ii) compensation of the officers and employees including, without limitation, payments under any stock option or incentive plan that provides for stock units, or other phantom stock, pursuant to which employees will receive payments based upon dividends on or the value of Shares, (iii) management fees and other expenses under the Advisory Agreement, (iv) auditing expenses, (v) director fees and expenses of the Managing Member Entity and the Managing Member (if any), (vi) all costs and expenses of the Managing Member Entity being a public company, including costs of filings with the U.S. Securities and Exchange Commission (“SEC”) and any other governmental entities, reports and other distributions to its stockholders, (vii) all costs and expenses of formation and operation of any Taxable REIT Subsidiaries or Qualified REIT Subsidiaries of the Managing Member Entity or the Managing Member, including filings with any governmental authorities, reports and other distributions to their respective equityholders, and (viii) all costs and expenses associated with litigation involving the Managing Member Entity, the Managing Member, the Company or any Subsidiary); provided, however, that (i) the amount of any such reimbursement to the Managing Member Entity shall be reduced by (x) any interest earned by the Managing Member Entity with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted in Section 7.5.A (which interest is considered to belong to the Company and shall be paid over to the Company to the extent not applied to reimburse the Managing Member Entity for expenses hereunder); and (y) any amount derived by the Managing Member Entity from any investments permitted in Section 7.5.A; (ii) if the Managing Member Entity fails to qualify as a REIT, the Company shall not be responsible for any taxes that the Managing Member Entity would not have been required to pay if that entity qualified as a REIT for federal income tax purposes or any taxes imposed on the Managing Member Entity by reason of the Managing Member Entity’s failure to distribute to its stockholders an amount equal to its taxable income (including, for the avoidance of doubt, any excise tax under Code Section 4981); (iii) the Company shall not be responsible for expenses or liabilities incurred by the Managing Member Entity in connection with any business or assets thereof other than its ownership of Membership Interests or operation of, or for the benefit of, the Company or ownership of interests in other Qualified Assets; and (iv) the Company shall not be responsible for any expenses or liabilities of the Managing Member Entity that are excluded from the scope of the indemnification provisions of Section 7.7.A by reason of the provisions of clause (i), (ii) or (iii) thereof. The Managing Member Entity shall determine in good faith the amount of expenses incurred by it related to the ownership of Membership Interests or operation of, or for the benefit of, the Company. If certain expenses are incurred that are related both to the ownership of Membership Interests or operation of, or for the benefit of, the Company and to the ownership of other assets (other than Qualified Assets) or the operation of other businesses, such expenses will be allocated to the Company and such other entities (including the Managing Member Entity) in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the Managing Member Entity pursuant to Section 10.3.D and as a result of indemnification pursuant to Section 7.7. All payments and reimbursements hereunder shall be characterized for U.S. federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Managing Member Entity.
C.Issuance Expenses. The Managing Member and the Managing Member Entity shall also each be reimbursed for all expenses it incurs relating to any issuance of Membership Interests, Shares or other shares of such entity, Debt of the Company, Funding Debt of the Managing Member Entity or the Managing Member or rights, options, warrants, derivative securities or convertible or exchangeable securities pursuant to Article IV (including, without limitation, all costs, expenses, settlement payments, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Members to constitute expenses of, and for the benefit of, the Company.
D.Repurchases of Shares. If the Managing Member Entity exercises its rights under its organizational documents to purchase Shares or other equity interests or otherwise elects or is required to purchase from its stockholders Shares or other equity interests in connection with a share repurchase or similar program or otherwise (including in connection with the application of any clawback program maintained by the Managing Member Entity), or for the purpose of delivering such Shares or other equity interests to satisfy an obligation under any dividend reinvestment or equity purchase program adopted by the Managing Member Entity, any employee equity purchase plan adopted by the Managing Member Entity or any similar obligation or arrangement undertaken by the Managing Member Entity in the future, or pursuant to a net share settlement election under a forward sale contract, the purchase price paid by the Managing Member Entity for those Shares or other equity interests, if any, and any other expenses incurred by the Managing Member Entity in connection with such purchase shall be considered expenses of the Company and shall be reimbursable to the Managing Member Entity, subject to the conditions that: (i) if those Shares or other equity interests subsequently are to be sold, the Managing Member Entity shall pay to the Company any proceeds it receives for those Shares or other equity interests (provided, however, that a transfer of Shares for Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Shares or other equity interests are required to be cancelled pursuant to applicable law or are not retransferred by the Managing Member Entity within thirty (30) days after the purchase thereof, the Managing Member shall cause the Company to cancel (i) in the case of Shares, a number of Units (rounded to the nearest whole Unit) held by the Managing Member Entity equal to the product attained by multiplying the number of those Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, and (ii) in the case of other equity interests, a number of Units or other Membership Interests corresponding to such equity interests.
E.Reimbursement not a Distribution. Except as set forth in the succeeding sentence, if and to the extent any reimbursement made pursuant to this Section 7.4 is determined for U.S. federal income tax purposes not to constitute a payment of expenses of the Company, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members and shall not be treated as a distribution for purposes of computing the Members’ Capital Accounts.  Amounts deemed paid by the Company to the Managing Member Entity in connection with redemption of Units pursuant to Section 7.5.B shall be treated as a distribution for purposes of computing the Member’s Capital Accounts.
F.Funding for Certain Capital Transactions. In the event that the Managing Member Entity or the Managing Member shall undertake to acquire (whether by merger, consolidation, purchase, or otherwise) the assets or equity interests of another Person and such acquisition shall require the payment of cash by the Managing Member Entity or the Managing Member (whether to such Person or to any other selling party or parties in such transaction or to one or more creditors, if any, of such Person or such selling party or parties), (a) the Company shall advance to the Managing Member Entity or the Managing Member, as applicable, the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by the Managing Member Entity or the Managing Member through an issuance of Shares described in Section 4.2 or pursuant to a transaction described in Section 7.5.B, (b) the Managing Member Entity or the Managing Member, as the case may be, shall, upon consummation of such acquisition, transfer to the Company (or cause to be transferred to the Company), in full and complete satisfaction of such advance and as required by Section 7.5, the assets or equity interests of such Person acquired by the Managing Member Entity or the Managing Member in such acquisition (or equity interests in Persons owning all of such assets or equity interests), and (c) pursuant to and in accordance with Section 4.2 and Section 7.5.B, the Company shall issue to the Managing Member Entity or the Managing Member, Membership Interests and/or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights that are substantially the same as those of any additional Shares, other equity securities, New Securities and/or Convertible Funding Debt, as the case may be, issued by the Managing Member Entity or the Managing Member in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition). In addition to, and without limiting, the foregoing, in the event that the Managing Member Entity or the Managing Member engages in a transaction in which (x) the Managing Member Entity or the Managing Member (or a wholly owned direct or indirect Subsidiary of the Managing Member Entity or the Managing Member) merges with another entity (referred to as the “Target Parent Entity”) that is organized in the UPREIT form (i.e., where the Target Parent Entity holds substantially all of its assets and conducts substantially all of its operations through a partnership, limited liability company or other entity treated as an entity disregarded from the Target Parent Entity or as a partnership for U.S. federal income tax purposes (referred to as an “Target Operating Entity”)) (“UPREIT”) and the Managing Member Entity or Managing Member survives such merger, (y) such Target

Operating Entity merges with or is otherwise acquired by the Company in exchange in whole or in part for Membership Interests, and (z) the Managing Member Entity or the Managing Member is required or elects to pay part of the consideration in connection with such merger involving the Target Parent Entity in the form of cash and part of the consideration in the form of Shares, the Company shall distribute to the Managing Member with respect to its existing Membership Interest held directly by the Managing Member an amount of cash sufficient to complete such transaction and the Managing Member shall cause the Company to cancel a number of Units (rounded to the nearest whole number) held by the Managing Member following the transaction described in clause (y) above equal to the product attained by multiplying the number of additional Shares of the Managing Member Entity or the Managing Member that the Managing Member Entity or the Managing Member, as the case may be, would have issued to the Target Parent Entity or the owners of the Target Parent Entity in such transaction if the entire consideration therefor were to have been paid in Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.
Section 7.5Outside Activities of the Managing Member Entity and the Managing Member; Relationship of Shares to Units; Funding Debt
A.General. Without the Consent of the Non-Managing Members pursuant to Section 7.5.H, neither the Managing Member Entity nor the Managing Member shall directly or indirectly enter into or conduct any business other than (i) in connection with the ownership, acquisition and disposition of Membership Interests, (ii) the management of the business of the Company and its Affiliates, (iii) the operation of the Managing Member Entity as a reporting company with a class (or classes) of securities registered under the Exchange Act (including the offering, sale or issuance of securities), (iv) financing or refinancing of any type related to the Company or its assets or activities, and (v) such activities as are incidental to each of the foregoing. Without the Consent of the Non-Managing Members pursuant to Section 7.5.H, not to be unreasonably withheld or delayed, the assets of the Managing Member Entity shall be limited to the following (such assets described in clauses (i) through (ix) of this Section 7.5.A, the “Qualified Assets”):
(i)Membership Interests and other interests, rights, options, warrants or convertible or exchangeable securities of the Managing Member or the Company;
(ii)such bank accounts or similar instruments or accounts in the Managing Member Entity’s name as the Managing Member Entity deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided that accounts held on behalf of the Company to permit the Managing Member Entity to carry out its responsibilities under this Agreement shall be considered to belong to the Company and the interest earned thereon shall, subject to Section 7.4.B, be applied for the benefit of the Company);
(iii)up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Company;

(iv)debt issued by the Company or any Subsidiary thereof in connection with the incurrence of Funding Debt or debt otherwise permitted herein;
(v)cash or other assets held for payment of administrative expenses or other payments, or pending distribution to security holders of the Managing Member Entity or any wholly owned Subsidiary thereof, or pending contribution to the Company or any Subsidiary of the Managing Member Entity or the Company;
(vi)other tangible and intangible assets (i) that, taken as a whole, are de minimis in relation to the net assets of the Company and its Subsidiaries, or (ii) with respect to which the Managing Member Entity shall have entered into an agreement, or taken other commercially reasonable measures, to provide the Company with the full economic benefit, and require the Company to assume the full economic burden, of such assets such that the economic effect would be equivalent to ownership of such assets by the Company rather than by the Managing Member Entity; and
(vii)equity interests in Taxable REIT Subsidiaries, Qualified REIT Subsidiaries and limited liability companies (or other entities disregarded from their sole owner for U.S. federal income tax purposes, including wholly owned grantor trusts), in each case to the extent such entity’s assets consist solely of the assets described in clauses (i) through (vi) above.
B.Repurchase of Shares and Other Securities. If the Managing Member Entity exercises its rights under its organizational documents to purchase Shares or otherwise elects to purchase from the holders thereof Shares, other equity securities of the Managing Member Entity, New Securities or Convertible Funding Debt, or if Shares are delivered to the Managing Member Entity pursuant to a net share settlement election under a forward sale contract, then the Managing Member shall cause the Company to purchase from the Managing Member Entity (a) in the case of a repurchase of Shares, that number of Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the Managing Member Entity times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, or (b) in the case of the purchase of any other securities on the same terms and for the same aggregate price that the Managing Member Entity purchased such securities.
C.Equity Incentive Plan. If, at any time or from time to time, the Managing Member Entity sells or otherwise issues Shares pursuant to any Equity Incentive Plan, the Managing Member Entity shall transfer or cause to be transferred the proceeds of the sale of such Shares, if any, to the Managing Member, and the Managing Member shall transfer or cause to be transferred such proceeds to the Company as an additional Capital Contribution and the Company shall issue to the Managing Member Entity an amount of additional Units of the appropriate class equal to the number of Shares so sold or issued divided by the Conversion Factor. If the Company, the Managing Member Entity or the Managing Member acquires Shares as a result of the forfeiture of such Shares under any Equity Incentive Plan, then the Managing Member shall cause the Company to cancel, without payment of any consideration to the Managing Member or the Managing Member Entity, that number of Units of the appropriate class equal to the number of Shares so acquired, and, if the Company acquired such Shares, it shall transfer such Shares to the Managing Member or the Managing Member Entity for cancellation.
D.Issuances of Shares and Other Securities. The Managing Member Entity shall not grant, award or issue any additional Shares (other than Shares issued pursuant to Section 8.6 hereof or pursuant to a dividend or distribution (including any share split) of Shares to all of its stockholders that results in an adjustment to the Conversion Factor pursuant to clause (i), (ii) or (iii) of the definition thereof), other equity securities of the Managing Member Entity, New Securities or Convertible Funding Debt unless (i) the Managing Member shall cause, pursuant to Section 4.2.A hereof, the Company to issue to the Managing Member, Membership Interests or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and (ii) in exchange therefor, the Managing Member Entity contributes to the Managing Member (as needed), and the Managing Member transfers or otherwise causes to be transferred to the Company, as an additional Capital Contribution, the proceeds (if any) from the grant, award, or issuance of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be (or, in the case of an acquisition described in Section 7.4.F in which all or a portion of the cash required to consummate such acquisition is to be obtained by the Managing Member Entity through an issuance of Shares described in Section 4.2, the Managing Member Entity complies with such Section 7.4.F). Without limiting the foregoing, the Managing Member Entity is expressly authorized to issue additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value or no consideration, and the Managing Member is expressly authorized, pursuant to Section 4.2.A hereof, to cause the Company to issue to the Managing Member corresponding Membership Interests (for example, and not by way of limitation, (x) the issuance of Shares and corresponding Units of the appropriate class pursuant to a share purchase plan providing for purchases of Shares, either by employees or stockholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise or (y) the issuance of Shares pursuant to any net share settlement election by the Managing Member Entity in accordance with a forward sale agreement), as long as, in each of (x) and (y), (a) the Managing Member concludes in good faith that such issuance is in the interests of the Managing Member and the Company and (b) the Managing Member Entity transfers any proceeds from any such issuance or exercise to the Company as an additional Capital Contribution.
E.Funding Debt. The Managing Member Entity, the Managing Member or any wholly owned Subsidiary of the Managing Member Entity or the Managing Member may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities (“Convertible Funding Debt”), subject to the condition that the Managing Member Entity, the Managing Member or such Subsidiary, as the case may be, lend to the Company the net proceeds of such Funding Debt; provided, however, that Convertible Funding Debt shall be issued in accordance with the provisions of Section 7.5.D above; and, provided further that, if the Managing Member Entity intends to qualify as a REIT, the Managing Member Entity, the Managing Member or such Subsidiary shall not be obligated to lend the net proceeds of any Funding Debt to the Company in a manner that would be inconsistent with the Managing Member Entity’s ability to remain qualified as a REIT. If the Managing Member Entity, the Managing Member or such Subsidiary enters into any Funding Debt, the loan to the Company shall be on comparable terms and conditions, including interest rate, repayment schedule, costs and expenses and other financial terms, as are applicable with respect to or incurred in connection with such Funding Debt.
F.Capital Contributions of the Managing Member.  The Capital Contributions by the Managing Member pursuant to Sections 7.5.C and 7.5.D will be deemed to equal the cash contributed by the Managing Member plus, (i) in the case of cash contributions funded by an offering of any equity interests in or other securities of the Managing Member Entity, the offering costs attributable to the cash contributed to the Company to the extent not reimbursed pursuant to Section 7.4.C and (ii) in the case of Units issued pursuant to Section 7.5.C, an amount equal to the difference between the Value of the Shares sold pursuant to an Equity Incentive Plan and the net proceeds of such sale.
G.Tax Loans. The Managing Member may in its sole and absolute discretion, cause the Company to make an interest free loan to the Managing Member Entity, provided that the proceeds of such loans are used to satisfy any tax liabilities of the Managing Member Entity.
H.Managing Member Entity’s Election to Expand Outside Activities. In the event the Managing Member Entity wishes to acquire assets other than Qualified Assets or to hold assets and conduct business other than through the Company, the Managing Member Entity shall notify the Non-Managing Members and the parties shall negotiate in good faith mutually acceptable amendments to the Redemption Right and other provisions of this Agreement that are premised on the direct relationship of the Shares with the Managing Member’s Membership Interests in the Company. Such amendments shall require the Consent of the Non-Managing Members, which Consent shall not be unreasonably withheld or delayed.
Section 7.6Transactions with Affiliates
A.General. Any Affiliate of the Managing Member or the Adviser may be employed or retained by the Company and may otherwise deal with the Company (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Company any compensation, price, or other payment therefor which the Managing Member determines to be fair and reasonable.
B.Transactions with Certain Affiliates. Except as expressly permitted by this Agreement with respect to any non-arms’ length transaction with an Affiliate, the Company shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, the Managing Member Entity, any Member or any Affiliate of the Company that is not also a Subsidiary of the Company, except pursuant to transactions that are determined in good faith by the Managing Member to be on terms that are fair and reasonable.

C.Conflict Avoidance. The Managing Member is expressly authorized to enter into, in the name and on behalf of the Company, a non-competition arrangement and other conflict avoidance agreements with various Affiliates of the Company and Managing Member on such terms as the Managing Member, in its sole and absolute discretion, believes is advisable.
D.Benefit Plans Sponsored by the Company. The Managing Member in its sole and absolute discretion and without the approval of the Members, may propose and adopt on behalf of the Company employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them.
Section 7.7Indemnification
A.General. To the fullest extent permitted by law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts, arising from or in connection with any and all claims, demands, subpoenas, requests for information, formal or informal investigations, actions, suits or proceedings, whether civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Company, the Managing Member Entity or the direct or indirect operation of, or the direct or indirect ownership of property by, the Indemnitee, Company or the Managing Member Entity as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitee, and neither the Managing Member Entity nor any

Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.
B.Reimbursement of Expenses. To the fullest extent permitted by law, reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Company in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 7.7 has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
C.No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.
D.Insurance. The Company may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the Managing Member shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Indemnitee or Person against such liability under the provisions of this Agreement.
E.No Personal Liability for Members. In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.
F.Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
G.Benefit. The provisions of this Section 7.7 are only for the benefit of the Indemnitees, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

H.Indemnification Payments Not Distributions. If and to the extent any payments to the Managing Member Entity pursuant to this Section 7.7 constitute gross income to the Managing Member Entity (as opposed to the repayment of advances made on behalf of the Company), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.
I.Exception to Indemnification. Notwithstanding anything to the contrary in this Agreement, the Managing Member shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the Managing Member is obligated to indemnify the Company under any other agreement between the Managing Member and the Company.
Section 7.8Liability of the Managing Member Entity and the Managing Member
A.General. Notwithstanding anything to the contrary set forth in this Agreement, to the fullest extent permitted by law, (i) each of the Managing Member Entity, the Managing Member, and their respective officers, directors, members and managers, and any other Indemnitee, is acting for the benefit of not only the Company and the Members, but also the stockholders, collectively, of the Managing Member Entity and will use commercially reasonable efforts to minimize any conflict of interest between the interests of the Company or any Member on the one hand, and the separate interests of the Managing Member Entity or its stockholders on the other hand; (ii) in the event of a conflict between the interests of the Company or any Member, on the one hand, and the separate interests of the Managing Member Entity or its stockholders, on the other hand, the Managing Member, the Managing Member Entity, and their respective officers, directors, members and managers, and any other Indemnitees, are under no obligation and have no duty (fiduciary or otherwise) not to give priority to the separate interests of the Managing Member Entity or the stockholders of the Managing Member Entity, and may give priority to the separate interests of the Managing Member Entity or the stockholders of the Managing Member Entity, in a manner that is adverse to the Company and its Members, and any action or failure to act on the part of the Managing Member, the Managing Member Entity, or their respective officers and directors, or any other Indemnitees, that gives priority to the separate interests of the Managing Member Entity or the stockholders of the Managing Member Entity, does not violate any duty hereunder or otherwise owed by the Managing Member, the Managing Member Entity, or their respective officers, directors, members or managers, or any other Indemnitees, to the Company and/or the Members or any other Person bound by this Agreement; and (iii) none of the Managing Member Entity, the Managing Member or any of their respective officers, directors, members or managers, or any other Indemnitee, shall be liable or accountable for any damages, monetary or otherwise, to the Company, any Members or any Assignees or any other Person bound to this Agreement for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, except for acts of the Managing Member Entity committed in bad faith or resulting from the fraudulent or willful misconduct or the active and deliberate dishonesty of the Managing Member. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law and notwithstanding any other provision of this Agreement or any other agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever a conflict arises between the interests of the Managing Member Entity or the stockholders of the Managing Member Entity, on one hand, and any Member, on the other hand, the Managing Member will endeavor in good faith to resolve the conflict in a manner not adverse to the Managing Member Entity or the stockholders of the Managing Member Entity or the Company or any Member; provided, however, that for so long as the Managing Member Entity owns a direct or indirect controlling interest in the Company, any conflict that cannot be resolved in a manner not adverse to the Managing Member Entity or the stockholders of the Managing Member Entity and any Member may be resolved in favor of the Managing Member Entity or the stockholders of the Managing Member Entity, as the case may be, and any action taken by the Managing Member or any other Indemnitee in connection with any such conflict of interests shall not constitute a breach of this Agreement or any duty at law, in equity or otherwise. Any benefit received by any Indemnitee as a result of any transaction that does not violate this Section 7.8A shall not be deemed to be an “improper” personal benefit for purposes of Section 7.7 and Section 7.8.
B.Managing Member May Act Through Agents. Subject to its obligations and duties as Managing Member set forth in this Agreement and applicable law, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through employees of the Managing Member Entity or one of its subsidiaries or through agents, attorneys or attorneys in fact (subject to the supervision and control of the Managing Member). Any such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member hereunder. The Managing Member shall not be liable to the Company or any Member for any misconduct or negligence on the part of any such employee, attorney or agent appointed in good faith. The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the Managing Member believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been taken or omitted to be taken in good faith and shall not constitute a breach of any duty (including any fiduciary duty) or obligation arising at law or in equity or under this Agreement.
C.Any obligation or liability whatsoever of the Managing Member or the Company which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the Managing Member or the Company only. To the fullest extent permitted by law, no such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the Managing Member’s members, managers or agents, or the directors, officers, stockholders, employees or agents of the Managing Member’s members or managers, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, none of the members, managers or agents of the Managing Member, and none of the directors, officers, stockholders, employees or agents of the Managing Member’s members or managers, or any other Indemnitee, shall be liable or accountable in damages or otherwise to the Company, any Member, or any other Person bound by this Agreement for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, except for any such losses sustained, liabilities incurred or benefits not derived as a result of (i) an act or omission on the part of such Person that was committed in bad faith or was the result of fraudulent or willful misconduct or active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of such Person that such Person had reasonable cause to believe was unlawful; or (iii) for any loss resulting from any transaction for which such Person actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement.
D.Notwithstanding anything herein to the contrary, except for liabilities resulting from (i) an act or omission on the part of such Member that was committed in bad faith or was the result of fraudulent or willful misconduct or active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of such Member that such Member had reasonable cause to believe was unlawful; or (iii) any transaction for which such Member actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement, or pursuant to any express indemnities given to the Company by any Member pursuant to any other written instrument to the fullest extent permitted by law, no Member shall have any personal liability whatsoever, to the Company or to the other Members or to any other Person bound by this Agreement, including any damages arising out of the breach of any such Member’s fiduciary duties as such duties may have been modified by this Agreement. Without limitation of the foregoing, no property or assets of such Member, other than its interest in the Company, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Member(s) or any other Person bound by this Agreement and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the Managing Member and the Managing Member Entity, solely as officers of the Managing Member and the Managing Member Entity, and not in their own individual capacities.
E.To the extent that, at law or in equity, the Managing Member, or the Managing Member Entity, or any other Indemnitee, has duties (including fiduciary duties) and liabilities relating thereto to the Company or the Members, none of the Managing Member, the Managing Member Entity or any other Indemnitee shall be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement or any otherwise applicable provision of law or in equity, neither the Managing Member nor any other Indemnitee shall have any fiduciary duties, or, to the fullest extent permitted by law, except to the extent expressly provided in this Agreement, other duties, obligations or liabilities, to the Company, any Member or any other Person who has acquired an interest in a Membership Interest, and, to the fullest extent permitted by law, the Managing Member and the other Indemnitees shall only be subject to any contractual standards imposed and existing under this Agreement.
F.To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or any other agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement any Person is permitted or required to make a decision (i) in its “sole and absolute discretion,” “sole discretion”, “discretion”, “at its election” or under a grant of similar authority or latitude, such Person shall be entitled to consider only such interests and factors as it desires, including its own interests, shall have no duty or obligation to give any consideration to any interest or factors affecting the Company, the Members, or any other Person bound by this Agreement, and shall be entitled to act in a manner adverse to the interests of the Company, the Members or any other Person bound by this Agreement, or (ii) in its “good faith” or under another expressed standard, such Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any question should arise with respect to the operation of the Company, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the Managing Member is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties and shall not constitute a breach of any duty existing at law, in equity or otherwise, including any fiduciary duty.
G.To the fullest extent permitted by applicable law, no Indemnitee shall be liable to the Company, any Member or any other Person bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnitee in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnitee by this Agreement, except that an Indemnitee shall be liable for any such loss, damage or claim incurred if (i) such act or omission was committed in bad faith or was the result of fraudulent or willful misconduct or active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if such Indemnitee had reasonable cause to believe that such act or omission was unlawful; or (iii) such loss, damage or claim incurred resulted from any transaction for which such Indemnitee actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement.
H.Notwithstanding anything to the contrary in this Agreement, it is understood and/or agreed that the term “good faith” as used in this Agreement shall, in each case, mean “subjective good faith” as understood and interpreted under Delaware law; provided, however, that for the avoidance of doubt, any resolution of a conflict of interest between the Managing Member Entity or the interests of stockholders of the Managing Member Entity, on the one hand, and the Company or any Member on the other hand, in a manner favorable to the Managing Member Entity or the interests of the stockholders of the Managing Member Entity shall not be deemed a violation of such “subjective good faith” standard.
I.Tax Consequences of the Managing Member Entity, Managing Member and Members.  The Members expressly acknowledge that the Managing Member, in considering whether to dispose of any of the Company’s assets, shall take into account the tax consequences to the Managing Member Entity of any such disposition (including, but not limited to any requirement to make distributions as a result of gain recognized upon such disposition) and shall have no liability whatsoever to the Company or any Member for decisions that are based upon or influenced by such tax consequences. In addition, in exercising its authority under this Agreement with respect to other matters, the Managing Member may, but shall be under no obligation to (except with respect to the Managing Member Entity, to the extent provided above), take into account the tax consequences to any Member (including the Managing Member Entity) of any action taken (or not taken) by the Managing Member. No decision or action (or failure to act) contemplated by the preceding sentence shall constitute a breach of any duty owed to the Company or the Members by law or equity, fiduciary or otherwise. The Managing Member and the Company shall not have liability to any Member for monetary or other damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with any taking or omission to take any such actions by the Managing Member unless the Managing Member acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.
J.Effect of Amendment. Notwithstanding any other provision contained herein, any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member Entity’s or the Managing Member’s liability to the Company and the Members or any other Person bound by this Agreement under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
K.Limitations of Fiduciary Duties. Section 7.1.B and this Section 7.8 and any other section of this Agreement limiting the liabilities of the Managing Member Entity, the Managing Member and/or its trustees, directors and officers shall constitute an express limitation of any duties, fiduciary or otherwise, that they would owe the Company or the Members if such duty would be imposed by any law, in equity or otherwise.
Section 7.9Other Matters Concerning the Managing Member
A.Reliance on Documents. The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
B.Actions to Maintain REIT Status or Avoid Taxation of the Managing Member Entity. Notwithstanding any other provisions of this Agreement or the Act, if the Managing Member Entity intends to qualify as a REIT, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Managing Member Entity to qualify as a REIT or (ii) to allow the Managing Member Entity, as the case may be, to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Members.

Section 7.10Reliance by Third Parties
Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member Entity and the Managing Member has full power and authority, without consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company, to enter into any contracts on behalf of the Company and to take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member Entity or the Managing Member as if the Managing Member Entity or the Managing Member were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member Entity or the Managing Member in connection with any such dealing, in each case except to the extent that such action imposes, or purports to impose, liability on the Member. In no event shall any Person dealing with the Managing Member Entity or the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.
Section 7.11Loans by Third Parties
The Company may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property, any contribution of property by third parties and corresponding distribution of Debt proceeds to applicable contributors, and any borrowings from, or guarantees of Debt of the Managing Member or any of its Affiliates, including the Managing Member Entity) with any Person upon such terms as the Managing Member determines appropriate.
ARTICLE VIII
RIGHTS AND OBLIGATIONS OF MEMBERS
Section 8.1Limitation of Liability
The Members, including the Managing Member, in its capacity as a Member, shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5, or under the Act.

Section 8.2Management of Business
No Member or Assignee (other than the Managing Member Entity, the Managing Member, any of its Affiliates, or any officer, director, employee, partner, agent or trustee of the Managing Member Entity, the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member Entity, the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member Entity, the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Managing Member Entity, the Members or Assignees under this Agreement.
Section 8.3Outside Activities of Members
Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.B hereof and to any other agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary, any Member (other than the Managing Member or the Managing Member Entity) and any officer, director, manager, employee, agent, trustee, Affiliate, member or stockholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct or indirect competition with the Company. Neither the Company nor any Members shall have any rights by virtue of this Agreement in any business ventures of any Member, officer, director, manager, employee, agent, trustee, Affiliate, member, stockholder or Assignee of any Member. None of the Members (other than the Managing Member to the extent expressly provided herein) or any other Person shall have any rights by virtue of this Agreement or the limited liability relationship established hereby in any business ventures of any other Person (other than the Managing Member to the extent expressly provided herein), and no Person (other than the Managing Member to the extent expressly provided herein) shall have any obligation pursuant to this Agreement to offer any interest in any such business venture to the Company, any Member or any such other Person, even if such opportunity is of a character which, if presented to the Company, any Member or such other Person, could be taken by such Person.
Section 8.4Return of Capital
Except pursuant to the right of redemption set forth in Section 8.6, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. No Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A) or, except to the extent provided by Exhibit C or as permitted by Sections 4.2.A, 5.1.B(ii), 6.1.A and 6.1.B, or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

Section 8.5Rights of Members Relating to the Company
A.Notice of Conversion Factor. The Company shall notify each Member promptly (i) upon request of the then current Conversion Factor and (ii) following any changes to the Conversion Factor.
B.Notice of Extraordinary Transaction of the Managing Member. Prior to making any extraordinary distributions of cash or property to its stockholders or effecting an Extraordinary Transaction, the Managing Member shall provide written notice to the Members of its intention to effect such distribution or Extraordinary Transaction at least twenty (20) Business Days (or such shorter period of not less than ten (10) days determined by the Managing Member in its sole and absolute discretion) prior to the record date to determine stockholders eligible to receive distribution or to vote upon such Extraordinary Transaction (or, if no such record date is applicable, at least twenty (20) Business Days (or such shorter period of not less than ten (10) days determined by the Managing Member in its sole and absolute discretion) before consummation of such distribution). This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Members or (ii) to require a Consent on the part of any one or more of the Members to a transaction that does not otherwise require Consent under this Agreement. Each Member agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the Managing Member or the Managing Member Entity has made public disclosure thereof, to use such information during such period of confidentiality solely for purposes of determining whether to exercise the Redemption Right (if applicable) and to execute a confidentiality agreement provided by the Managing Member; provided, however, that a Member may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.
C.Confidentiality. Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Members, for such period of time as the Managing Member determines in its sole and absolute discretion, any information that (i) the Managing Member reasonably believes constitutes a trade secret or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or would damage the Company or its business if disclosed or (ii) the Company or its business is required by law or by agreements with unaffiliated third parties to keep confidential, provided, however, that this Section 8.5.C (other than clause (ii) of the preceding sentence) shall not affect the notice requirements set forth in Section 8.5.A.
D.Form of Notice. Any notice required under this Agreement, including this Section 8.5 or Section 14.D, may be made by a report filed or furnished under the Exchange Act or by posting on the website maintained from time to time by the Company, the Managing Member or the Managing Member Entity.

Section 8.6Redemption Right
A.General.
(i)Subject to Section 8.6.C and Section 11.5.E, at any time on or after one year following the date on which a Class A Unit was issued (which, in the event of a transfer shall be deemed to be the date that the Class A Unit was issued to the original recipient thereof for purposes of this Section 8.6), the holder of such Class A Unit (if other than the Managing Member Entity or the Managing Member or any of their respective Subsidiaries) shall have the right (the “Redemption Right”) to require the Company to redeem such Unit, with such redemption to occur on the Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Company. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Company (with a copy to the Managing Member) by the holder of the Units who is exercising the Redemption Right (the “Redeeming Member”). Notwithstanding the foregoing, the Adviser or any subsequent transferee thereof shall have the right to require the Company to redeem all or a portion of their Units pursuant to this Section 8.6 at any time irrespective of the period the Units have been held by the Adviser or any subsequent transferee thereof. A Member may exercise the Redemption Right from time to time, without limitation as to frequency, with respect to part or all of the Units that it owns, as selected by the Member, provided, however, that a Member that is not the Adviser may not exercise the Redemption Right for fewer than one thousand (1,000) Units of a particular class unless such Redeeming Member that is not the Adviser then holds fewer than one thousand (1,000) Units in that class, in which event such Redeeming Member must exercise the Redemption Right for all of the Units held by such Redeeming Member in that class, and provided further that, with respect to a Member that is an entity, such Member may exercise the Redemption Right for fewer than one thousand (1,000) Units without regard to whether or not such Member is exercising the Redemption Right for all of the Units held by such Member as long as such Member is exercising the Redemption Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners’ interests in such Member.
(ii)The Redeeming Member shall have no right to receive any distributions with respect to any Units so redeemed that are paid in respect of a Company Record Date occurring after the Specified Redemption Date with respect to such Units.
(iii)The Assignee of any Member may exercise the rights of such Member pursuant to this Section 8.6, and such Member shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Member’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Member, the Cash Amount shall be paid by the Company directly to such Assignee and not to such Member.
(iv)Notwithstanding the foregoing, in connection with an Extraordinary Transaction, the Redemption Right shall be exercisable, without regard to whether the Units have been outstanding for any specified period, during the period commencing on the date on which the Managing Member provides notice of the Extraordinary Transaction and ending on the record date to determine stockholders eligible to receive such distribution or participate in such

Extraordinary Transaction (or if none, ending on the date of consummation of such distribution or Extraordinary Transaction). If this subparagraph (iv) applies, the Specified Redemption Date shall be the date on which the Company and the Managing Member receive notice of exercise of the Redemption Right.
B.Managing Member Entity and Managing Member Assumption of Redemption Right.
(i)If a Member has delivered a Notice of Redemption, the Company may elect, in its sole and absolute discretion, for the Managing Member Entity to assume the obligation to deliver the Redemption Amount to the Redeeming Member in exchange for such Redeeming Member’s Units submitted for redemption (a “Redemption Assumption Election”). If a Redemption Assumption Election is made by the Managing Member, then the Managing Member shall further determine whether the Managing Member Entity shall pay the Redemption Amount in the form of the Cash Amount or Shares Amount. The decision to make (or not make) a Redemption Assumption Election and the decision regarding whether such payment shall be made in the form of the Cash Amount or the Shares Amount shall be made by the Managing Member, in its capacity as the managing member of the Company and in its sole and absolute discretion. Unless the Managing Member makes the Redemption Assumption Election, the Managing Member Entity shall not have any obligation to the Redeeming Member or to the Company with respect to the Redeeming Member’s exercise of the Redemption Right.
(ii)If the Managing Member makes the Redemption Assumption Election, then (a) the Managing Member Entity shall fully perform and satisfy its obligations in connection therewith (provided that the Managing Member Entity may, in its sole and absolute discretion, assign its obligations under this Section 8.6.B with respect to all or a portion of the Redeeming Member’s Units to an Affiliate of the Managing Member Entity, and such Affiliate shall assume such obligations), (b) the Company shall have no right or obligation to pay any amount to the Redeeming Member with respect to such Redeeming Member’s exercise of the Redemption Right, and (c) each of the Redeeming Member, the Managing Member Entity, the Company, and the Managing Member shall, for U.S. federal income tax purposes, treat the transaction between the Managing Member Entity and the Redeeming Member as a sale of the Redeeming Member’s Units to the Managing Member Entity.
(iii)If the Managing Member determines that the Managing Member Entity shall pay the Redeeming Member the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Member in exchange for the Redeeming Member’s Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, the Redeeming Member shall be paid (x) that number of Shares which equals the nearest whole number less than such amount plus (y) an amount of cash equal to the Value on the Valuation Date of the remaining fractional Share which would otherwise be payable to the Redeeming Member.
(iv)If payment of the Redemption Amount is in the form of the Shares Amount, then the Shares so issued shall, when issued, be duly authorized, validly issued, fully paid and nonassessable and free and clear of any pledge, lien, encumbrance or restriction, other than those provided in the organizational documents of the Managing Member Entity or arising under the Securities Act, relevant state securities or blue sky laws or any applicable registration rights agreement with respect to such Shares entered into by the Redeeming Member and, if applicable, shall bear a legend in form and substance determined by the Managing Member reflecting that such shares have not been registered under the Securities Act and any other contractual limitations or restrictions thereon. Upon such payment by the Managing Member Entity or the Redemption Amount, the Managing Member Entity shall acquire the Units offered for redemption by the Redeeming Member and shall be treated for all purposes of this Agreement as the owner of such Units. Shares issued in lieu of the Cash Amount may be either registered or unregistered Shares at the option of the Managing Member.
(v)Each Redeeming Member agrees to execute such documents or provide such information or materials as the Managing Member Entity may reasonably require in connection with the issuance of Shares to satisfy the Redemption Amount.
C.Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.6.A and 8.6.B, a Member shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if (but only as long as) the delivery of Shares to such Member on the Specified Redemption Date would (i) be prohibited under the restrictions on the ownership or transfer of Shares in the organizational documents of the Managing Member Entity, (ii) be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the Managing Member would in fact be requiring the Managing Member Entity to assume and satisfy the Redemption Right), (iii) without limiting the foregoing, result in Shares being owned by fewer than 100 persons (determined without reference to rules of attribution), (iv) without limiting the foregoing, result in the Managing Member Entity being “closely held” within the meaning of Section 856(h) of the Code or cause the Managing Member Entity to own, actually or constructively, ten percent (10%) or more of the ownership interests in a tenant of the Managing Member Entity, the Managing Member, the Company or a subsidiary of the Company within the meaning of Section 856(d)(2)(B) of the Code, and (v) without limiting the foregoing, cause the acquisition of the Shares by the Redeeming Member to be “integrated” with any other distribution of Shares in a manner that would require the registration thereof for purposes of complying with the registration provision of the Securities Act. Notwithstanding the foregoing, the Managing Member Entity may, in its sole and absolute discretion, waive such prohibition set forth in this Section 8.6.C.
D.No Liens on Units Delivered for Redemption. Each Member covenants and agrees that all Units delivered for redemption to the Company, the Managing Member or the Managing Member Entity, as the case may be, shall be, when delivered (or otherwise shall upon completion of the redemption be), free and clear of all pledges, liens, claims or other encumbrances; and, notwithstanding anything contained herein to the contrary, none of the Managing Member Entity, the Managing Member nor the Company shall be under any obligation to acquire Units which are or may be subject to any pledges, liens, claims or other encumbrances. Each Member further agrees that, if any federal, state or local tax is payable as a result of the transfer of its Units to the Company, the Managing Member or the Managing Member Entity, such Member shall assume and pay such transfer tax.

E.Additional Membership Interests; Modification of Holding Period. If the Company issues Membership Interests to any Additional Member pursuant to Article IV, the Managing Member may make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Membership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Membership Interests which differ from those set forth in this Agreement); provided, however, that no such revisions shall materially adversely affect the rights of any other Member to exercise its Redemption Right without that Member’s prior written consent. In addition, the Managing Member may, with respect to any holder or holders of Units, at any time and from time to time, as it shall determine in its sole and absolute discretion, (i) reduce or waive the length of the period prior to which such holder or holders may not exercise the Redemption Right or (ii) reduce or waive the length of the period between the exercise of the Redemption Right and the Specified Redemption Date.
Section 8.7Company Call Right
Notwithstanding any other provision of this Agreement, on and after the date on which any Member owns Units of any class or series representing less than (1) 90% of the Units of such class originally held by such Member in connection with its admission as a Member of the Company due to redemptions by such Member pursuant to Section 8.6 or transfers by such Member (whether or not permitted pursuant to Section 11.3), or (2) one percent (1%) of the Percentage Interest of any class or series of Units of the Company, the Company shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Units of such class or series held by such Member by treating such Member as a Redeeming Member who has delivered a Notice of Redemption pursuant to Section 8.6 hereof for the amount of Units to be specified by the Managing Member, in its sole and absolute discretion, by notice to such Member that the Company has elected to exercise its rights under this Section 8.7. Such notice given by the Managing Member to another Member pursuant to this Section 8.7 shall be treated as if it were a Notice of Redemption delivered to the Managing Member by such other Member as if it were a Redeeming Member.
ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 9.1Records and Accounting
The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics, electronic or cloud storage or any other information storage device, provided, however, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2Fiscal Year
The Fiscal Year shall be the calendar year.
Section 9.3Reports
A.Annual Reports. If and to the extent that the Managing Member Entity or the Managing Member mails its annual report to its stockholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the Managing Member shall cause to be mailed to each Member an annual report, as of the close of the most recently ended Fiscal Year, containing financial statements of the Company, or of the Managing Member Entity or the Managing Member if such statements are prepared on a consolidated basis with the Company, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized “Big Four” firm of independent public accountants selected by the Managing Member Entity or the Managing Member.
B.Quarterly Reports. If and to the extent that the Managing Member Entity or the Managing Member mails quarterly reports to its stockholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the Managing Member shall cause to be mailed to each Member a report containing unaudited financial statements, as of the last day of such Fiscal Quarter, of the Company, or of the Managing Member Entity or the Managing Member if such statements are prepared on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the Managing Member determines to be appropriate.
C.The Managing Member shall have satisfied its obligations under Sections 9.3.A and 9.3.B by (i) to the extent the Managing Member Entity, the Managing Member or the Company is subject to periodic reporting requirements under the Exchange Act, filing the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, or (ii) posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Company or the Managing Member.
ARTICLE X
TAX MATTERS
Section 10.1Preparation of Tax Returns
The Managing Member shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for U.S. federal and state income tax purposes and shall use commercially reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Members for federal and state income tax reporting purposes.

Section 10.2Tax Elections
A.Except as otherwise provided herein or as limited by an agreement with another Member , the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code (including the election under Section 754 of the Code). The Managing Member shall have the right to seek to revoke any such election upon the Managing Member’s determination in its sole and absolute discretion that such revocation is in the best interests of the Company and the Members.
Section 10.3Partnership Representative and Company Tax Audit Matters
A.General. The Managing Member shall be the “partnership representative” pursuant to Section 6223(a) of the Code for U.S. federal income tax purposes and any corresponding state or local income tax purposes, and the Managing Member shall appoint a designated individual with substantial presence in the United States through which the partnership representative” will act.
B.Powers. The Managing Member is authorized, but not required (and the Members hereby consent to the Managing Member taking the following actions):
(i)to allocate any Imputed Underpayment Amount to those Members to whom such amounts are reasonably attributable;
(ii)to make the election under Section 6221(b) of the Code, if available;
(iii)to enter into any settlement with the IRS with respect to any tax audit or judicial review for the adjustment of Company items required to be taken into account by a Member or the Company for income tax purposes, and in the settlement agreement the partnership representative may expressly state that such agreement shall bind the Company and all Members;
(iv)to seek judicial review of any adjustment assessed by the IRS or any other tax authority, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Company’s principal place of business is located;
(v)to intervene in any action brought by any other Member for judicial review of a final adjustment;
(vi)to file a request for an administrative adjustment with the IRS or other tax authority at any time and, if any part of such request is not allowed by the IRS or other tax authority, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
(vii)to enter into an agreement with the IRS or other tax authority to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

(viii)to take any other action on behalf of the Members of the Company in connection with any tax audit or judicial review proceeding, to the extent permitted by applicable law or regulations including, without limitation:
(a)electing to have the alternative method for the underpayment of taxes set forth in Section 6226 of the Code apply to the Company and its current and former Members; and
(b)for Company level assessments under Section 6225 of the Code, setting aside reserves from Available Cash of the Company, withholding of distributions of Available Cash to the Members, and requiring current or former Members to make cash payments to the Company for their share of the Company level assessments; and
(ix)to take any other action required or permitted by the Code and Regulations in connection with its role as the partnership representative.
The taking of any action and the incurring of any expense by the Managing Member in connection with any such audit or proceeding referred to in clause (vii) above, except to the extent required by law, is a matter in the sole and absolute discretion of the Managing Member and the provisions relating to indemnification of the Managing Member set forth in Section 7.7 shall be fully applicable to the partnership representative and designated individual in their capacity as such.
C.Agreement to Provide Information. The current and former Members agree to provide the following information and documentation to the Company and the Managing Member:
(i)information and documentation to determine and prove eligibility of the Company to make the election under Section 6221(b) of the Code;
(ii)information and documentation to reduce the Company level assessment consistent with Section 6225(c) of the Code; and
(iii)information and documentation to prove payment of the attributable liability under Section 6226 of the Code.
D.Reimbursement. All third-party costs and expenses incurred by the Managing Member in performing its duties under this Section 10.3 (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting firm and/or law firm to assist the partnership representative in discharging its duties hereunder.
E.Survival. The obligations of each Member under this Section 10.3 shall survive such Member’s withdrawal from the Company, and each Member agrees to execute such documentation requested by the Company at the time of such Member’s withdrawal from the

Company to acknowledge and confirm such Member’s continuing obligations under this Section 10.3.
F.Tax Basis Capital Information Reporting. The Company shall be entitled to report with any tax return of the Company, if, to the extent, and in the manner that may be required by law, regulation, or administrative action (as determined from time to time in the sole discretion of the Managing Member) the amount of a Member’s tax basis capital (“Tax Basis Capital Information”). To permit such reporting, the Members shall provide information when and as requested by the Managing Member and each Member will indemnify and hold harmless the Company from and against any liability, claim or expense as a result of the inaccuracy, incompleteness or failure to provide such information, including without limitation as a result of any incorrect reporting that may result therefrom. The Members agree and acknowledge that the Company may determine in its sole discretion that it is necessary or appropriate to report Tax Basis Capital Information by applying the safe harbor approach of subtracting the Member’s share of partnership liabilities under Section 752 of the Code from the Member’s outside basis or any other reasonable method selected by the Managing Member.
Section 10.4Organizational Expenses
The Company may elect to deduct expenses as provided in Section 709 of the Code.
Section 10.5Withholding
Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of U.S. federal, state, local, or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any cash or property distributable, allocable or otherwise transferred to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Section 1441, 1442, 1445, or 1446 of the Code or Section 10.3 hereof.  Any amount withheld with respect to a Member pursuant to this Section 10.5 shall be treated as paid or distributed, as applicable, to such Member for all purposes under this Agreement to the extent that the Company is contemporaneously making distributions against which such amount can be offset.  Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to the Member or (ii) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Membership Interest to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 10.5. Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points (but not higher than the maximum rate that may be charged under applicable law) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company shall request to perfect or enforce the security interest created hereunder.
ARTICLE XI
TRANSFERS AND WITHDRAWALS
Section 11.1Transfer
A.Definition. The term “transfer,” when used in this Article XI with respect to a Membership Interest or a Unit, shall be deemed to refer to a transaction by which a Member purports to assign all or any part of its Membership Interest to another Person, and includes a transfer, sale, merger, consolidation, combination, assignment, bequest, conveyance, devise, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition, whether voluntary or involuntary, by operation of law or otherwise. The term “transfer” when used in this Article XI does not include (i) any redemption or repurchase of Units by the Company from a Member, (ii) acquisition of Units from a Member by the Managing Member pursuant to Section 8.6 or otherwise, (iii) with respect to any Person that directly or indirectly owns any Membership Interests or Units and whose equity securities are Publicly Traded, any transfers of any equity securities or other interests in such Person or (iv) any transfers of Membership Interests or Units from the Managing Member to the Managing Member Entity or any subsidiary of the Managing Member Entity. When used in this Article XI, the verb “transfer” shall have correlative meaning. No Membership Interest shall be subject to the claims of any creditor, any spouse (for alimony, support or otherwise), or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to in writing by the Managing Member, in its sole and absolute discretion.
B.General. No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article XI shall be null and void ab initio.
Section 11.2Transfers and Withdrawals by the Managing Member Entity or Managing Member
A.General. Neither the Managing Member nor the Managing Member Entity may transfer any of its directly or indirectly held Membership Interests or withdraw from the Company, except (i) in connection with a transaction permitted under Section 11.2.B, (ii) in connection with any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the stockholders of the Managing Member Entity, (iii) with the Consent of the Non-Managing Members, (iv) to any Person that is, at the time of such transfer, an Affiliate of the Managing Member Entity that is controlled by the Managing Member Entity, or (v) as otherwise expressly permitted under this Agreement.

B.Extraordinary Transactions. Either or both of the Managing Member Entity or the Managing Member may, without the consent of any Member or other Person, Transfer any or all of its directly or indirectly held Membership Interests in connection with any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person, sale of all or substantially all of its assets (other than in a transaction that is effected solely to change the Managing Member or the Managing Member Entity’s or Managing Member’s state of organization or organizational form) or any reclassification, recapitalization or other change in outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of Conversion Factor) (each, an “Extraordinary Transaction”), if:

(i) in connection with such Extraordinary Transaction all Members either will receive, or will have the right to elect to receive (and shall be provided the opportunity to make such an election if the holders of Shares generally are also provided such an opportunity), for each Unit, cash, securities or other property in the same form as the holders of Shares, and equal in amount to the product of the Conversion Factor and the greatest amount of the cash, securities or other property, if any, paid (or to which a holder of Shares would be entitled) in consideration of one Share in connection with such Extraordinary Transaction, including at any time during the period from and after the date on which the Extraordinary Transaction is consummated; provided, however, that if in connection with the Extraordinary Transaction, a purchase, tender or exchange offer (a “Tender Offer”) shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the organizational documents of the Managing Member Entity, each holder of Units shall receive, or shall have the right to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer;
(ii)all of the following conditions are met: (a) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Company or another limited liability company or limited partnership which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (b) the Members that held Units immediately prior to the consummation of such Extraordinary Transaction own a percentage interest of the Surviving Company based on the relative fair market value of the net assets of the Company and the other net assets of the Surviving Company immediately prior to the consummation of such transaction; (c) the rights, preferences and privileges in the Surviving Company of such Members are at least as favorable as those in effect with respect to the Units immediately prior to the consummation of such transaction and as those applicable to any non-managing members or limited partners of the Surviving Company (other than holders of Preferred Units of the Surviving Company); and (d) the rights of such Members include at least one of the following: (x) the right to redeem their interests in the Surviving Company for the consideration available to such persons pursuant to Section 11.2.B(i) or (y) the right to redeem their interests in the Surviving Company for cash on terms substantially equivalent to those in effect with respect to their Units immediately prior to the consummation of such transaction, or, if the ultimate controlling Person of the Surviving

Company has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and Shares; or
(iii)the Managing Member Entity is the surviving entity in the Extraordinary Transaction and the holders of Shares do not receive cash, securities, property or other consideration in the Extraordinary Transaction.
Section 11.3Transfers by Members
A.General. Except to the extent expressly permitted in Sections 11.3.B and 11.3.C or in connection with the exercise of a Redemption Right pursuant to Section 8.6, a Member (other than the Managing Member Entity, in its capacity as a Member) may not transfer all or any portion of its Membership Interest, or any of such Member’s rights as a Member, without the prior written consent of the Managing Member, which consent may be withheld in the Managing Member’s sole and absolute discretion. Any transfer otherwise permitted under Sections 11.3.B and 11.3.C shall be subject to the conditions set forth in Sections 11.3.D and 11.3.E, and all permitted transfers shall be subject to Sections 11.4, 11.5 and 11.6.
B.Incapacitated Member. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate and such power as the Incapacitated Member possessed to transfer all or any part of his, her or its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.
C.Permitted Transfers. Subject to Sections 11.3.D, 11.3.E, 11.4, 11.5 and 11.6, a Member may transfer, with or without the consent of the Managing Member, all or a portion of its Membership Interests (i) in the case of a Member who is an individual, to a member of his Immediate Family, any trust formed for the benefit of himself and/or members of his Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity comprised only of himself and/or members of his Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself and/or members of his Immediate Family, (ii) in the case of a Member that is a trust, to the beneficiaries of such trust, (iii) in the case of a Member that is a partnership, limited liability company, joint venture, corporation or other business entity to which Units were transferred pursuant to clause (i) above, to its partners, owners or stockholders, as the case may be, who are members of the Immediate Family of or are actually the Person(s) who transferred Units to it pursuant to clause (i) above, (iv) in the case of a Member that acquired Units as of the date hereof and that is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, stockholders or Affiliates thereof, as the case may be, or the Persons owning the beneficial interests in any of its partners, owners or stockholders or Affiliates thereof (it being understood that this clause (iv) will apply to all of each Person’s Membership Interests whether the Units relating thereto were acquired on the date hereof or hereafter), (v) in the case of a Member that is a partnership, limited liability company, joint venture, corporation or other business entity other than any of the foregoing described in clause (iii) or (iv), in accordance with the terms of any agreement between such Member and the Company pursuant to which such Membership Interest was issued, (vi) pursuant to a gift or other transfer without consideration, (vii) pursuant to applicable laws of descent or distribution, (viii) to another Member, and (ix) pursuant to a grant of security interest or other encumbrance thereof effectuated in a bona fide pledge transaction with a bona fide financial institution or as a result of the exercise of remedies related thereto, subject to the provisions of Section 11.6.E hereof (“Permitted Pledge”). A trust or other entity will be considered formed “for the benefit” of a Member’s Immediate Family even though some other Person has a remainder interest under or with respect to such trust or other entity.
D.No Transfers Violating Securities Laws. The Managing Member may prohibit any transfer of Units by a Member if it has not received a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Company) to such Member or, at the option of the Company, an opinion of legal counsel to the Company, to the effect that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Unit(s); provided that such an opinion shall not be required in connection with any transfer in connection with any settlement or foreclosure by a bona fide financial institution in connection with a Permitted Pledge and the Managing Member may waive the receipt of any such opinion as a condition to permitting any such transfer.
E.No Transfers to Holders of Nonrecourse Liabilities. No pledge or other transfer (including, for the avoidance of doubt, a Permitted Pledge or other transfer permitted by Section 11.3.C hereof) of any Units may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan constitutes a Nonrecourse Liability unless (i) the Managing Member is provided prior written notice thereof and (ii) the lender enters into an arrangement with the Company and the Managing Member to exchange or redeem for the Redemption Amount any Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code.
Section 11.4Substituted Members
A.Consent of Managing Member. No Member shall have the right to substitute a transferee as a Member in its place (including any transferees permitted by Section 11.3). The Managing Member shall, however, have the right to consent to the admission of a transferee of the interest of a Member pursuant to this Section 11.4 as a Substituted Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion. The Managing Member’s failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company, the Managing Member or any Member.
B.Rights of Substituted Member. A transferee who has been admitted as a Substituted Member in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be conditioned upon the transferee executing and delivering to the Company a joinder to this Agreement pursuant to which such Substituted Member becomes party to this Agreement and accepts and agrees to be bound by all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 15.11) and such other documents or instruments as may be required or advisable, in the sole and absolute discretion of the Managing Member, to effect the admission, each in form and substance reasonably satisfactory to the Managing Member.
C.Member Registry. Upon the admission of a Substituted Member, the Managing Member shall update the Member Registry in the books and records of the Company as it deems necessary to reflect such admission in the Member Registry.
Section 11.5Assignees
If the Managing Member, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Member, to the extent required under Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Loss, gain, loss and Recapture Income attributable to the Units assigned to such transferee, and shall have the rights granted to the Members under Section 8.6, but shall not be deemed to be a holder of Units for any other purpose under this Agreement, and shall not be entitled to vote such Units in any matter presented to the Members for a vote (such Units being deemed to have been voted on such matter in the same proportion as all other Units held by Members are voted). If any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Member desiring to make an assignment of Units.
Section 11.6General Provisions
A.Withdrawal of Member. No Member may withdraw from the Company other than as a result of a permitted transfer of all of such Member’s Units in accordance with this Article XI and the transferee of such Units being admitted to the Company as a Substituted Member, or pursuant to redemption of all of its Units under Section 8.6.
B.Termination of Status as Member. Any Member who shall transfer all of its Units in a transfer permitted pursuant to this Article XI where such transferee was admitted as a Substituted Member or pursuant to redemption of all of its Units under Section 8.6 shall cease to be a Member.
C.Timing of Transfers. Transfers pursuant to this Article XI may only be made upon ten (10) Business Days prior notice to the Managing Member, unless the Managing Member otherwise agrees.
D.Allocations. If any Membership Interest is transferred during the Fiscal Year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to

Section 8.6, Net Income, Net Loss, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor Member and the transferee Member by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code and corresponding Regulations, as determined by the Managing Member. All distributions of Available Cash attributable to any Unit with respect to which the Company Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Member or the Redeeming Member, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Member.
E.Additional Restrictions. Notwithstanding anything to the contrary herein, and in addition to any other restrictions on transfer contained herein or in any Equity Incentive Plan, including, without limitation, the provisions of Article VII and this Article XI, in no event may any transfer or assignment of a Membership Interest by any Member (including pursuant to Section 8.6) be made without the express consent of the Managing Member, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Membership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Membership Interest; (iv) if in the opinion of legal counsel to the Company there is a significant risk that such transfer would cause a termination of the Company for U.S. federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Units held by all Members other than the Managing Member, or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Company, there is a significant risk that such transfer would cause the Company to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption or exchange for Shares of all Units held by all Members other than the Managing Member, the Managing Member Entity, or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 11.2); (vi) if such transfer requires the registration of such Membership Interest pursuant to any applicable federal or state securities laws; (vii) if such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or such transfer causes the Company to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided, however, that, this clause (vii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the Managing Member an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Company will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation); (viii) if such transfer subjects the Company or the activities of the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (ix) if, in the sole and absolute discretion of the Managing Member, such transfer could adversely affect the ability of the Managing Member Entity to remain qualified as a REIT; or (x) if in the opinion of legal counsel for the Company, there is a risk that such transfer would adversely affect the ability of the Managing Member Entity to continue to qualify as a REIT or subject the Managing Member Entity to any additional taxes under Section 857 and Section 4981 of the Code.

F.Avoidance of “Publicly Traded Partnership” Status. The Managing Member shall monitor the transfers of interests in the Company to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Company being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The Managing Member shall take all steps as it believes are commercially reasonable and appropriate (as determined by it in its sole discretion) to prevent any trading of interests or any recognition by the Company of transfers made on such markets and to cause the Company to comply with the terms of at least one of the Safe Harbors. If, pursuant to its authority under this Section 11.6.F, the Managing Member determines that there is a reasonable possibility that the Company’s attempt to comply with one of the Safe Harbors could result in not all requests for redemption of Units pursuant to Section 8.6 being honored for any taxable year, then the Managing Member may (but shall not be required to) implement such measures as it determines appropriate (as determined by it in its sole discretion exercised in good faith) to apportion the available opportunities to redeem Units during such year in a manner that would qualify for one or more of the Safe Harbors among those Members desiring to redeem Units during the taxable year.
ARTICLE XII
ADMISSION OF MEMBERS
Section 12.1Admission of a Successor Managing Member
A successor to all of the Managing Member’s Membership Interest pursuant to Section 11.2 who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective upon such transfer. Any such successor shall carry on the business of the Company without dissolution. In such case, the admission shall be subject to such successor Managing Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.
Section 12.2Admission of Additional Members
A.General. No Person shall be admitted as an Additional Member without the consent of the Managing Member, which consent shall be given or withheld in the Managing Member’s sole and absolute discretion. A Person who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member only with the consent of the Managing Member and only upon furnishing to the Managing Member (i) evidence of acceptance in form satisfactory to the Managing Member of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11 and (ii) such other documents or instruments as may be required in the discretion of the Managing Member to effect such Person’s admission as an Additional Member. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Managing Member to such admission.
B.Allocations to Additional Members. If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items allocable among Members and Assignees for such Fiscal Year shall be allocated among such Additional Member and all other Members and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code and corresponding Regulations, using the interim closing of the books method (unless the Managing Member, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Loss, and each item thereof would be prorated based upon the applicable period selected by the Managing Member). Solely for purposes of making such allocations, at the discretion of the Managing Member, each such item for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Members and Assignees including such Additional Member. All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.
Section 12.3Amendment of Agreement and Certificate of Formation
For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment to the Member Registry) and, if required by law, shall prepare and file an amendment to the Certificate of Formation and may for this purpose exercise the power of attorney granted pursuant to Section 15.11 hereof.
ARTICLE XIII
DISSOLUTION AND LIQUIDATION
Section 13.1Dissolution
The Company shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business of the Company. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):
(i)an event of withdrawal of the Managing Member (other than an event of bankruptcy), unless within ninety (90) days after the withdrawal, the Consent of the Non-Managing Members to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member is obtained;

(ii)an election to dissolve the Company made by the Managing Member in its sole and absolute discretion;
(iii)entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;
(iv)ninety (90) days after the sale of all or substantially all of the assets and properties of the Company for cash or for marketable securities; or
(v)a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment, the Consent of the Non-Managing Members holding more than 50% of the Percentage Interests represented by the Class A Units is obtained to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member.
Section 13.2Winding Up
A.General. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (or, if there is no remaining Managing Member, any Person elected by a majority in interest of the Members (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include equity or other securities of the Managing Member or any other entity) shall be applied and distributed in the following order:
(i)First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than the Members;
(ii)Second, to the payment and discharge of all of the Company’s debts and liabilities to the Managing Member (in its capacity as such);
(iii)Third, to the payment and discharge of all of the Company’s debts and liabilities to the Members;
(iv)Fourth, to the holders of Membership Interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Membership Interests (and, within each such class or series, to each holder thereof pro rata based on its Percentage Interest in such class); and
(v)Fifth, the balance, if any, to the Members in proportion to their respective positive Capital Account balances, determined after giving effect to all contributions, distributions, and allocations for all periods.
    If upon liquidation of the Company a distribution to a Member under this Section deviates from the amounts such Member would have received under Section 5.1, then the Managing Member shall be authorized to take corrective measures as it reasonably determines are necessary to effectuate such economic result; provided that to the extent that any Member receives a distribution in excess of their Adjusted Capital Account immediately prior to such liquidation, such excess shall be treated as a guaranteed payment pursuant to Section 707 of the Code and the expense shall be specially allocated to the other Members in a manner so as to reduce their Adjusted Capital Accounts to zero taking into account the liquidating distributions actually received by them.
The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XIII, other than reimbursement of its expenses as provided in Section 7.4.
B.Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) or distribute to the Members, in lieu of cash, in accordance with the provisions of Section 13.2.A, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
Section 13.3Compliance with Timing Requirements of Regulations; Restoration of Deficit Capital Accounts
A.Timing of Distributions. If the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article XIII to the Managing Member and Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). In the discretion of the Managing Member a pro rata portion of the distributions that would otherwise be made to the Managing Member and Members pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the Managing Member and Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company (in which case the assets of any such trust shall be distributed to the Managing Member and Members from time to time, in the reasonable discretion of the Managing Member, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Managing Member and Members pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided, however, that such withheld amounts shall be distributed to the Managing Member and Members as soon as practicable.
B.Restoration of Deficit Capital Accounts Upon Liquidation of the Company. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.
Section 13.4Rights of Members
Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. Except as otherwise expressly provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations.
Section 13.5Notice of Dissolution
If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Members pursuant to Section 13.1, result in a dissolution of the Company, the Managing Member shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member).
Section 13.6Cancellation of Certificate of Formation
Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2, the Company shall be terminated and the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Company shall be taken.
Section 13.7Reasonable Time for Winding Up
A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Members during the period of liquidation.
Section 13.8Waiver of Partition
Each Member hereby waives any right to partition of the Company property.
Section 13.9Liability of Liquidator
The Liquidator shall be indemnified and held harmless by the Company in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.8.
ARTICLE XIV
AMENDMENT OF LIMITED LIABILITY COMPANY
AGREEMENT; MEETINGS
Section 14.1Amendments
A. General. The Managing Member’s prior written consent shall be required to amend or waive any provisions of this Agreement. The Managing Member, without consent of the Members, may amend this Agreement in any respect except as set forth in this Article XIV or as otherwise expressly set forth in this Agreement.
B.Amendments Requiring Non-Managing Member Consent. The following amendments (whether made pursuant to any merger (whether or not the Company is the surviving or resulting entity therefrom), consolidation, reorganization, by operation of law or otherwise) shall require Consent of the Non-Managing Members (and, when used herein, references to adversely affecting the Members shall refer only to the Members who are not excluded from providing consent within the definition of “Consent of the Non-Managing Members”):
(i)any amendment to Section 8.5, Section 8.6, their related defined terms or otherwise affecting the operation of the Conversion Factor or the Redemption Right, except as permitted pursuant to Section 8.6.E, in each case in a manner that adversely affects the Members in any material respects;
(ii)any amendment to Article V, its related defined terms or otherwise affecting the rights of the Members to receive the distributions payable to them hereunder, other than in connection with the creation or issuance of new or additional Membership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 4.2 and Section 5.5, in each case in a manner that adversely affects the Members in any material respects;
(iii)any amendment to Article VI, its related defined terms or otherwise that would materially alter the Company’s allocation of profit and loss to the Members, other than in connection with the creation or issuance of new or additional Membership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 6.2;

(iv)any amendment that would modify the limited liability of a Member (provided any such amendment shall also require the consent of the applicable Member) or impose on the Members any obligation to make additional Capital Contributions to the Company; or
(v)any amendment to Section 4.2.A (proviso only), Section 7.5, Section 11.2, Section 11.3, and this Section 14.1.B, in each case together with their related defined terms.
C.Other Amendments Requiring Certain Member Consent. This Agreement may not be amended or otherwise modified (i) in a manner that disproportionately adversely affects a Member in respect of any class of Units (solely in a Member’s capacity as a Member holding such class of Units) as compared to other Members holding Units of the same class (solely in such other Members’ capacity as holders of the same class of Units) or (ii) to the extent any provision hereof or related definition relates solely to a specific Member, in each case of clause (i) and (ii), without the consent of such Member.
D.The Managing Member shall notify the Members in writing of any amendment or waiver not requiring the Consent of the Non-Managing Members or any other Member(s) made pursuant to Section 14.1.A in the next regular communication to the Members or within ninety (90) days of such amendment, whichever is earlier (which notice may include the filing of such amendment by the Company or the Managing Member Entity with the SEC or posting of such notice on a website maintained by the Company or the Managing Member Entity). For any amendment or waiver requiring the Consent of the Non-Managing Members pursuant to Section 14.1.B, the Managing Member shall seek the written Consent of the Non-Managing Members as set forth in Section 14.2 on such proposed amendments or waivers or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written Consent, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure of a Member to respond in such time period shall constitute a Consent consistent with the recommendation of the Managing Member with respect to the applicable proposal. Any such proposed amendment or waiver shall be adopted and be effective as an amendment or waiver hereto if it is approved by the Managing Member and receives the Consent of the Non-Managing Members, as applicable, in accordance with Sections 14.1.B and Section 14.1.C.
E.Amendment and Restatement of Member Registry Not an Amendment.  Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of the Member Registry by the Managing Member to reflect events or changes otherwise authorized or permitted by this Agreement shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as determined by the Managing Member without the Consent of the Non-Managing Members and without any notice requirement.
Section 14.2Meetings of the Members
A.General. Neither the Company nor the Managing Member shall be required to call or hold any meeting of the Members, whether periodic or otherwise. Meetings of the

Members may be called by the Managing Member. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.1.B. Except as otherwise expressly provided in this Agreement, the Consent of holders of Membership Interests representing a majority of the Percentage Interests of the Class A Units shall control (including Class A Units held by the Managing Member and the Managing Member Entity).
B.Actions Without a Meeting. Except as otherwise expressly provided by this Agreement, any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by Members holding Membership Interests representing more than fifty percent (50%) (or such other percentage as is expressly required by this Agreement) of the Percentage Interest of the Class A Units (including Class A Units held by the Managing Member and the Managing Member Entity). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Members. Such consent shall be delivered to the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the date on which written consents from the Members holding the required Percentage Interest of the Class A Units have been filed with the Managing Member.
C.Proxy. Each Member may authorize any Person or Persons to act for him by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice thereof.
D.Votes. On matters on which Members are entitled to vote, each Member shall have the number of votes equal to the number of Class A Units held by such Member.
E.Conduct of Meeting. Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deem appropriate.
F.Record Date. The Managing Member may set, in advance, the Company Record Date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the Company Record Date is determined and shall be not more than sixty (60) days and, in the case of a meeting of the Members, not less than ten (10) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment thereof.
ARTICLE XV
GENERAL PROVISIONS
Section 15.1Addresses and Notice
Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including, but not limited to, telecopy, facsimile, electronic mail or commercial courier service) to the Member or Assignee at the address set forth in the Member Registry or such other address as the Members shall notify the Managing Member in accordance with this Section 15.1.
Section 15.2Titles and Captions
All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” “Sections” and “Exhibits” are to Articles, Sections and Exhibits of this Agreement.
Section 15.3Pronouns and Plurals
Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural and vice versa.
Section 15.4Further Action
The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 15.5Binding Effect
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6Creditors
Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.
Section 15.7Waiver
No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
Section 15.8Counterparts
This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” format) shall be effective as delivery of a manually executed counterpart hereof. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
Section 15.9Applicable Law
This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
Section 15.10Invalidity of Provisions
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 15.11Power of Attorney
A.General. Each Member and each Assignee who accepts Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the Managing Member, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(i)execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Formation and all amendments or restatements thereof) that the Managing Member or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property, (b) all instruments that the Managing Member or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the Managing Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Member and (e) all certificates, documents and other instruments relating to the rights, preferences and privileges of Membership Interests hereunder; and
(ii)execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to effectuate the terms or intent of this Agreement.
Nothing contained in this Section 15.11 shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.
B.Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Managing Member or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the transfer of all or any portion of such Member’s or Assignee’s Units and shall extend to such Member’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Member or Assignee hereby agrees to be bound by any representation made by the Managing Member or any Liquidator, acting in good faith pursuant to such power of attorney and in accordance with this Agreement; and each such Member or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member or any Liquidator, taken in good faith under such power of attorney and in accordance with this Agreement. Each Member or Assignee shall execute and deliver to the Managing Member or the Liquidator, within fifteen (15) days after receipt of the Managing Member’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, deems necessary to effectuate the foregoing and to the extent otherwise in accordance with this Agreement and the purposes of the Company.

Section 15.12Entire Agreement
This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.
Section 15.13No Rights as Stockholders
Nothing contained in this Agreement shall be construed as conferring upon the holders of the Units any rights whatsoever as stockholders of the Managing Member or the Managing Member Entity, including, without limitation, any right to receive dividends or other distributions made to stockholders of the Managing Member or the Managing Member Entity, or to vote or to consent or receive notice as stockholders in respect to any meeting of stockholders for the election of directors (or trustees, if applicable) of the Managing Member or the Managing Member Entity or any other matter.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
MANAGING MEMBER:
Franklin BSP Realty Trust, Inc.
By: /s/Micah Goodman
Name: Micah Goodman
Title: Authorized Signatory

[Signature Page to Second Amended and Restated LLC Agreement]

EXHIBIT A
FORM OF MEMBER REGISTRY

Effective as of [_______]

Name and Address of Member	Number and Class or Series of Units	Capital Account Balance	Percentage Interest	EII Percentage Interest
MANAGING MEMBER:
Franklin BSP Realty Trust, Inc. 1345 Avenue of the Americas, Suite 32A New York, New York 10105
[MEMBERS:
[NAME]
[NAME]
[NAME]]
[TOTAL UNITS:	Class A Units	Capital Account Balance	100.000%]

Exhibit A-1

EXHIBIT B

CAPITAL ACCOUNT MAINTENANCE
1.    Capital Accounts of the Members
A.    The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Member to the Company pursuant to the Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Member pursuant to Section 6.1 of the Agreement and this Exhibit B, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Member pursuant to the Agreement and (y) all items of Company deduction and loss computed in accordance with Section 1.B hereof and allocated to such Member pursuant to Section 6.1 of the Agreement and this Exhibit B.
B.    For purposes of computing Net Income, Net Loss or the amount of any item of income, gain, loss or deduction to be reflected in the Members’ Capital Accounts, unless otherwise specified in the Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:
(1)    Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of Net Income, Net Loss and all items of income, gain, loss and deduction shall be made without regard to any adjustments to the adjusted bases of the assets of the Company pursuant to Section 754 of the Code, provided, however, that the amounts of any adjustments to the adjusted bases of the assets of the Company made pursuant to Section 734 of the Code as a result of the distribution of property by the Company to a Member (to the extent that such adjustments have not previously been reflected in the Members’ Capital Accounts) shall be reflected in the Capital Accounts of the Members in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv)(m)(4).
(2)    The computation of Net Income, Net Loss and all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.
(3)    Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.
Exhibit B-1

(4)    In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or shorter period.
(5)    In the event the Carrying Value of any Company asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.
(6)    Any items specially allocated under Section 1 of Exhibit C to the Agreement hereof shall not be taken into account.
C.    Subject to Section 12.2.B of the Agreement, a transferee (including any Assignee) of a Unit shall succeed to a pro rata portion of the Capital Account of the transferor in accordance with Regulations Section 1.704-1(b)(2)(iv)(l).
D.    (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Company assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.
(2)    Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (c) immediately prior to the liquidation of the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); (d) immediately prior to the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or by a new member acting in a Member capacity or in anticipation of becoming a Member; and (e) at such other times as permitted or required under Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (d) and (e) (to the extent not required by Regulations) above shall be made only if the Managing Member determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.
(3)    In accordance with Regulations Section 1.704- l(b)(2)(iv)(e), the Carrying Value of Company assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the time any such asset is distributed.
(4)    In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) shall be determined by the Managing Member using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such
Exhibit B-2

reasonable methods of valuation as it may adopt. The Managing Member, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Company in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.
E.    The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company, the Managing Member, or the Members) are computed in order to comply with such Regulations, the Managing Member may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Company. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause the Agreement not to comply with Regulations Section l.704-1(b).
2.    No Interest
No interest shall be paid by the Company on Capital Contributions or on balances in Members’ Capital Accounts.
3.    No Withdrawal
No Member shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Company, except as provided in Articles IV, V, VII and XIII of the Agreement.
Exhibit B-3

EXHIBIT C

SPECIAL ALLOCATION RULES

1.    Special Allocation Rules.
Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:
A.    Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Fiscal Year and without regard to any decrease in Member Minimum Gain during such Fiscal Year.
B.    Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of the Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Member Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Managing Member and Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.  Solely for purposes of this Section 1.B, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Fiscal Year, other than allocations pursuant to Section 1.A hereof.
C.    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Fiscal Year, such Member has
Exhibit C-1

an Adjusted Capital Account Deficit, items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Fiscal Year) shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
D.    Gross Income Allocation. In the event that any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Fiscal Year), each such Member shall be specially allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Fiscal Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit; provided however that under no circumstances will any Member be allocated Excess Inclusion Income in an amount that exceeds the product of the Excess Inclusion Income available for allocation, multiplied by such Member’s EII Percentage Interest.
E.    Nonrecourse Deductions. Except as may otherwise be expressly provided by the Managing Member pursuant to Section 4.2 of the Agreement with respect to other classes of Units, Nonrecourse Deductions for any Fiscal Year shall be allocated only to the Members holding Class A Units in accordance with their respective Percentage Interests. If the Managing Member determines in its good faith discretion that the Company’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Managing Member is authorized, upon notice to the Members, to revise the prescribed ratio for such Fiscal Year to the numerically closest ratio which would satisfy such requirements.
F.    Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).
G.    Adjustments Pursuant to Code Section 734 and Section 743. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.
H.    Reserved.
I.    The allocations set forth in clauses (A) through (G) of this Section 1 (“Regulatory Allocations”) are intended to comply with certain regulatory requirements,
Exhibit C-2

including the requirements of Regulations Section 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 of the Agreement, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not been made.
J.    Notwithstanding any provision to the contrary herein, Excess Inclusion Income, if any, for any Fiscal Year, shall be allocated to the Members solely in accordance with their EII Percentage Interests.
2.    Allocations for Tax Purposes
A.    Except as otherwise provided in this Section 2, for U.S. federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
B.    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss and deduction shall be allocated for U.S. federal income tax purposes among the Members as follows:
(1)    (a)    In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members consistent with the principles of Section 704(c) of the Code to take into account the variation between the Section 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2 of this Exhibit C); and
(b)    any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
(2)    (a)    In the case of an Adjusted Property, such items shall
(i)    first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;
(ii)    second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 2.B(1) of this Exhibit C; and
(iii)    any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner its correlative item
Exhibit C-3

of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
(3)    all other items of income, gain, loss and deduction shall be allocated among the Members the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
C.    To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Company to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the Managing Member shall, subject to any agreements between the Company and a Member, have the authority to elect the method to be used by the Company and such election shall be binding on all Members.
Exhibit C-4

EXHIBIT D
NOTICE OF REDEMPTION
The undersigned hereby irrevocably (i) redeems __________________ Units in FBRT OP LLC in accordance with the terms of the Limited Liability Company Agreement of FBRT OP LLC (as amended, restated or otherwise modified from time to time, the “LLC Agreement”), and the Redemption Right referred to therein, (ii) surrenders such Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the Managing Member) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has, subject to the terms of the LLC Agreement, marketable and unencumbered title to such Units, free and clear of any rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.
Exhibit D-1

Dated:	Name of Member:

(Signature of Member)

(Street Address)

	(City)	(State)	(Zip Code)

IF THE CASH AMOUNT IS TO BE PAID, PAY TO: [WIRE INSTRUCTIONS]

IF SHARES ARE TO BE ISSUED, ISSUE TO:

Name:

Social Security or tax identifying number:

Exhibit D-2

EXHIBIT E
DESIGNATION OF TERMS OF PREFERRED UNITS
“Business Day” shall have the meaning provided in the Series E Articles Supplementary or Series H Articles Supplementary, as applicable.
“Junior Units” means Units representing any class or series of Membership Interests now or hereafter authorized, issued or outstanding and expressly designated by the Company to rank, as to distribution or voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to the Parity Preferred Units.
“Parity Preferred Units” means the Series E Preferred Units, the Series H Preferred Units and any other series of Membership Interests now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on a parity with the Series E Preferred Units and Series H Preferred Units.
“Series E Articles Supplementary” means the Articles Supplementary, dated October 15, 2021, to the Articles of Amendment and Restatement of the Managing Member Entity, designating the Series E Preferred Shares.
“Series E Preferred Shares” means the preferred shares classified and designated as 7.50% Series E Cumulative Redeemable Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Series E Articles Supplementary.
“Series E Preferred Units” has the meaning set forth in this Exhibit E.
“Series H Articles Supplementary” means the Articles Supplementary, dated June 21, 2022, to the Articles of Amendment and Restatement of the Managing Member Entity, designating the Series H Preferred Shares.
“Series H Preferred Shares” means the preferred shares classified and designated as Series H Convertible Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Series H Articles Supplementary.
“Series H Preferred Units” has the meaning set forth in this Exhibit E.
Capitalized terms used but not defined herein have the meanings ascribed to them in the Second Amended and Restated Limited Liability Company Agreement, dated July 1, 2025, of FBRT OP, LLC, of which this Designation of Terms of Preferred Units forms a part.

Exhibit E-1

DESIGNATION OF TERMS
7.50% SERIES E CUMULATIVE REDEEMABLE PREFERRED UNITS

1.Designation and Number. A series of Preferred Units, designated as Series E Preferred Units, is hereby established (the “Series E Preferred Units”). The number of Series E Preferred Units shall be 10,329,039.

2.Ranking. The Series E Preferred Units will rank, with respect to rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to the Common Membership Interests, including the Class A Units, (ii) on parity with all other Parity Preferred Units and (iii) junior to all Units that rank senior to the Parity Preferred Units.

3.Distribution Rights.

A.Holders of the Series E Preferred Units are entitled to receive, when, as and if authorized by the Managing Member and declared by the Company, out of funds of the Company legally available for the payment of distributions, cumulative cash distributions at the rate of 7.50% of the $25.00 per unit liquidation preference per annum (equivalent to $1.875 per annum per unit). Distributions on the Series E Preferred Units shall accumulate daily and shall be cumulative from, and including, July 1, 2025 and shall be payable quarterly in arrears on the 15th day of each January, April, July and October (each, a “Series E Distribution Payment Date”), commencing on July 15, 2025; provided, that if any Series E Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on that Series E Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Series E Distribution Payment Date and no interest, additional distributions or other sums will accumulate on the amount so payable for the period from and after such Series E Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series E Preferred Units, including distributions payable for any partial distribution period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the Member Registry for the Series E Preferred Units at the close of business on the applicable record date, which shall be the last day of the quarter, whether or not a Business Day, immediately preceding the applicable Series E Distribution Payment Date (each, a “Series E Distribution Record Date”). The distributions payable on any Series E Distribution Payment Date shall include distributions accumulated to, but not including, such Series E Distribution Payment Date.

B.No distributions on Series E Preferred Units shall be authorized by the Managing Member or paid or set apart for payment by the Company at any time when the terms and provisions of any agreement of the Company, including any agreement relating to any indebtedness of the Company, prohibit the authorization, payment
Exhibit E-2

or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

C.Notwithstanding anything to the contrary contained herein, distributions on the Series E Preferred Units will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series E Preferred Units which may be in arrears, and holders of the Series E Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described in Section 3.A hereof. Any distribution payment made on the Series E Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series E Preferred Units.

D.Except as provided in Section 3.E hereof, unless full cumulative distributions on the Series E Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods, (i) no distributions (other than as may be declared and paid in Class A Units or in any series of Preferred Units that the Company may issue ranking junior to the Series E Preferred Units as to distributions and upon liquidation) shall be declared or paid or set apart for payment upon Class A Units or Preferred Units that rank junior to or on a parity with the Series E Preferred Units as to distributions or upon liquidation, (ii) no other distribution shall be declared or made upon Class A Units or Preferred Units that rank junior to or on a parity with the Series E Preferred Units as to distributions or upon liquidation, and (iii) any Class A Units and Preferred Units that rank junior to or on a parity with the Series E Preferred Units as to distributions or upon liquidation shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Company (except by conversion into or exchange for (i) other Membership Interests that rank junior to the Series E Preferred Units as to distributions and upon liquidation or (ii) for equity securities of the Managing Member Entity that rank junior to the Series E Preferred Stock (as defined in the Series E Articles Supplementary) as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Company of Units (i) if the Managing Member Entity repurchases an equal number of shares of any class or series of stock pursuant to Article V of its Articles of Amendment and Restatement (or similar successor provision) to preserve its status as a real estate investment trust for federal income tax purposes or (ii) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E
Exhibit E-3

Preferred Units and any Preferred Units that rank on a parity with the Series E Preferred Units as to distributions or upon liquidation.

E.When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Units and any other series of Preferred Units that rank on a parity as to distributions with the Series E Preferred Units, all distributions declared upon the Series E Preferred Units and any other series of Preferred Units that rank on a parity as to distributions with the Series E Preferred Units shall be declared pro rata so that the amount of distributions declared per Series E Preferred Unit and such other series of Preferred Units that the Company may issue shall in all cases bear to each other the same ratio that accumulated distributions per Series E Preferred Unit and accumulated distributions per Unit on such other class or series of Preferred Units (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such Preferred Units do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series E Preferred Units which may be in arrears.

F.“Set apart for payment” shall be deemed to include, without any action other than the following: the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Managing Member and a declaration of distributions by the Company, the allocation of funds to be so paid on any series or class of Units; provided, however, that if any funds for any class or series of Units ranking junior to or on a parity with the Series E Preferred Units as to the payment of distributions are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series E Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

4.Liquidation.

A.In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series E Preferred Units will be entitled to be paid out of the assets the Company has legally available for distribution to its Members, subject to the preferential rights of the holders of any class or series of Units ranking senior to the Series E Preferred Units with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of Twenty-Five Dollars ($25.00) per unit, plus an amount equal to any accumulated and unpaid distributions (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets is made to holders of Class A Units or any other class or series of Units that the Company may issue that ranks junior to the Series E Preferred Units as to liquidation rights.

Exhibit E-4

B.In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Series E Preferred Units and the corresponding amounts payable on all other classes or series of Units that rank on a parity with the Series E Preferred Units in the distribution of assets, then the holders of the Series E Preferred Units and all other such classes or series of Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

C.Holders of Series E Preferred Units will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Units will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other Company, trust or entity or of any other entity with or into the Company, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

D.In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of Units of or otherwise, is permitted under the Delaware law, amounts that would be needed, if the Company were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of Series E Preferred Units shall not be added to the Company’s total liabilities.

5.Redemption. The Company may redeem a Series E Preferred Unit at any time upon the election of the Managing Member for cash at a redemption price equal to the $25.00 liquidation preference per Series E Preferred Unit, plus any accumulated and unpaid distributions thereon to, but not including, the date fixed for redemption. From and after the applicable redemption date, the Series E Preferred Units so redeemed shall no longer be outstanding all rights hereunder, to distributions or otherwise, with respect to such Series E Preferred Units shall cease.

6.Change of Control Conversion Right. Series E Preferred Units are not convertible into or exchangeable for any other property or securities of the Company, except as provided in this Section 6.

A.Upon the occurrence of a Change of Control (as defined in the Series E Articles Supplementary), each holder of Series E Preferred Units will have the right (unless, prior to the Change of Control Conversion Date (as defined in the Series E Articles Supplementary), the Company has provided notice of its election to redeem some or all of the Series E Preferred Units held by such holder pursuant to Section 5 hereof, in which case such holder will have the right only with respect to Series E Preferred Units that are not called for redemption) to convert some or
Exhibit E-5

all of the Series E Preferred Units held by such holder (the “Series E Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of Class A Units per Series E Preferred Unit equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the $25.00 liquidation preference per Series E Preferred Unit plus the amount of any accumulated and unpaid distributions (whether or not earned or declared) thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Series E Distribution Record Date and prior to the corresponding Series E Distribution Payment Date for the Series E Preferred Unit, in which case no additional amount for such accumulated and unpaid distributions will be included in this sum) by (y) the Common Shares Price (as defined in the Series E Articles Supplementary); and (ii) the Share Cap (as defined in the Series E Articles Supplementary).

B.No fractional Class A Units upon the conversion of the Series E Preferred Units in connection with a Change of Control will be issued. Instead, the Company will make a cash payment equal to the value of such fractional units based upon the Common Shares Price used in determining the conversion consideration under such Change of Control.

C.Notice of redemption of the Series E Preferred Units shall be consistent with the notice procedures set forth in Section 7(h) of the Series E Articles Supplementary.

D.Exercise of the Series E Change of Control Conversion Right shall be consistent with the procedures set forth in Section 7(j), 7(k) and 7(m) of the Series E Articles Supplementary.

E.The Company shall deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any Class A Units or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

F.Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of Series E Preferred Units at the close of business on a Series E Distribution Record Date will be entitled to receive the distribution payable on the corresponding Series E Distribution Payment Date notwithstanding the conversion of those Units after such Series E Distribution Record Date and on or prior to such Series E Distribution Payment Date and, in such case, the full amount of such distribution shall be paid on such Series E Distribution Payment Date to the persons who were the holders of record at the close of business on such Series E Distribution Record Date. Except as provided in this Section 6.F, the Company will make no allowance for unpaid
Exhibit E-6

distributions that are not in arrears on the Series E Preferred Units to be converted.

7.No Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series E Preferred Units, as such, shall have no voting rights.

8.Allocations. Allocations of the Company’s items of income, gain, loss and deduction shall be allocated among holders of Series E Preferred Units in accordance with Article VI of the Agreement.

DESIGNATION OF TERMS
SERIES H CONVERTIBLE PREFERRED UNITS

1.Designation and Number. A series of Preferred Units, designated as Series H Preferred Units, is hereby established (the “Series H Preferred Units”). The number of Series H Preferred Units shall be 17,950.

2.Ranking. The Series H Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions or payments upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation Event”), (i) senior to the Common Membership Interests, including the Class A Units, (ii) on parity with all other Parity Preferred Units and (iii) junior to all Units that rank senior to the Parity Preferred Units..

3.Distribution Rights.

A.Distributions on each outstanding Series H Preferred Unit shall be cumulative from and including July 1, 2025 and shall be payable, when and as authorized by the Managing Member out of funds legally available therefore, for each quarterly distribution period (“Series H Distribution Period”), which quarterly Series H Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 of each year (each, a “Series H Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Series H Distribution Period Commencement Date, by the fifth Business Day following the end of the Series H Distribution Period at the then applicable Series H Distribution Rate (as defined below). Each distribution is payable to holders of record as they appear on the Member Registry at 5:00 p.m., New York time, on the record date, which shall be the last Business Day of each Series H Distribution Period. Distributions for each quarter shall accrue and be cumulative from and including the applicable Series H Distribution Period Commencement Date to, and including, the last day of the Series H Distribution Period, whether or not in any such Series H Distribution Period there shall be funds legally available for the payment of such distributions, whether or not the Company has earnings or whether or not such distributions are authorized. No interest, or sum of money in lieu of interest, shall be payable in respect of any
Exhibit E-7

distribution payment on the Series H Preferred Units that may be in arrears. Holders of the Series H Preferred Units shall not be entitled to any distributions, in excess of full cumulative distributions, as herein provided, on the Series H Preferred Units. Distributions payable on the Series H Preferred Units for any period greater or less than a full Series H Distribution Period will be computed on the basis of the actual number of days in the applicable quarter. After full cumulative distributions on the Series H Preferred Units have been paid or declared and funds therefor set aside for payment with respect to a Series H Distribution Period, the holders of Series H Preferred Units will not be entitled to any further distributions with respect to that Series H Distribution Period.

B.Distributions payable on each Series H Preferred Unit for each full quarterly Series H Distribution Period will be equal to the greater of (i) an amount equal to $49.998 per Unit and (ii) the quarterly distribution that would have been paid had such Series H Preferred Unit been converted to a Class A Unit pursuant to Section 6 (the “Series H Distribution Rate”) on the first day of such Series H Distribution Period, subject to proration in the event that such Series H Preferred Unit is not outstanding for the full quarter (the “Series H Quarterly Distribution Amount”); provided that under certain circumstances the Series H Quarterly Distribution Amount shall be increased in a like amount to the adjustment to the Quarterly Dividend Amount (as defined in the Series H Articles Supplementary) paid with respect to the Series H Preferred Shares in accordance with Section 5.7 of the Exchange Agreement dated June 21, 2022 between the Managing Member Entity and Security Benefit Life Insurance Company. Distributions shall be paid in cash in the case of distributions paid pursuant to clause (i) of the first sentence of this paragraph or in the form in which distributions were paid to holders of Class A Units in the case of distributions paid pursuant to clause (ii) of the first sentence of this paragraph.

C.The Managing Member shall not authorize and declare, and the Company shall not pay or set apart for payment, any distributions on the Series H Preferred Units at such time as the terms and provisions of any agreement of the Company, including any agreement relating to the Company’s indebtedness, prohibits such declaration, payment or setting apart for payment, or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

D.If, for any taxable year, the Company, if it was a REIT, were to elect to designate as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the distributions (as determined for U.S. federal income tax purposes) paid or made available for the year to holders of all classes of the Company’s Units (the “Total Distributions”), then, except as otherwise required by applicable law, that portion of the Capital Gains Amount that shall be allocable to the holders of Series H
Exhibit E-8

Preferred Units shall be in proportion to the amount that the total distributions (as determined for U.S. federal income tax purposes) paid or made available to the holders of the Series H Preferred Units for the year bears to the Total Distributions. Except as otherwise required by applicable law, the Company will make a similar allocation with respect to any undistributed long-term capital gains of the Company which are to be included in its Members’ long-term capital gains, based on the allocation of the Capital Gains Amount which would have resulted if such undistributed long-term capital gains had been distributed as “capital gains dividends” by the Company (if the Company were a REIT) to its Members.

E.So long as any Series H Preferred Units are outstanding, the Managing Member shall not authorize and declare, and the Company shall not pay or set apart for payment, except as described in the immediately following sentence, any distributions on any series or class or classes of Parity Preferred Units for any period unless full cumulative distributions have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Units for all prior Series H Distribution Periods. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions authorized and declared upon the Series H Preferred Units and all distributions authorized and declared upon any other series or class or classes of Parity Preferred Units shall be authorized and declared ratably in proportion to the respective amounts of distributions accrued and unpaid on the Series H Preferred Units and such Parity Preferred Units.

F.So long as any Series H Preferred Units are outstanding, the Managing Member shall not authorize and declare, and the Company shall not pay or set apart for payment, any distributions (other than distributions paid solely in Junior Units of, or in options, warrants or rights to subscribe for or purchase, Junior Units) upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than redemptions for the purpose of preserving the Managing Member Entity’s qualification as a REIT), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such Units) by the Company, directly or indirectly (except by conversion into or exchange for Junior Units or Junior Equity Securities (as defined in the Series H Articles Supplementary)), unless in each case all cumulative distributions on all outstanding Series H Preferred Units and any Parity Preferred Units at the time such distributions are payable shall have been paid or set apart for payment for all past Series H Distribution Periods with respect to the Series H Preferred Units and all past distribution periods with respect to such Parity Preferred Units.

G.Any distribution payment made on the Series H Preferred Units, including any Capital Gains Amounts, shall first be credited against the earliest accrued but unpaid distribution due with respect to such Units which remains payable.

Exhibit E-9

4.Liquidation.

A.In the event of any Liquidation Event, before any payment or distribution of the assets of the Company shall be made to or set apart for the holders of Junior Units, the holders of the Series H Preferred Units shall be entitled to receive the greater of: (i) (A) a liquidating distribution in the amount of $5,000 per unit, plus (B) an amount per Series H Preferred Unit equal to all distributions (whether or not authorized or declared) accrued and unpaid thereon, up to an including the date of final distribution to such holders (the “Liquidation Preference”), and (ii) the amount the holders of such Series H Preferred Units would be entitled to upon conversion of such Series H Preferred Units to Class A Units under Section 6 below.

B.If, upon any Liquidation Event, the assets of the Company, or proceeds thereof, distributable among the holders of the Series H Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Preferred Units, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series H Preferred Units and any such other Parity Preferred Units ratably in accordance with the respective amounts that would be payable on such Series H Preferred Units and any such other Parity Preferred Units if all amounts payable thereon were paid in full. For the purposes of this Section 4.B, none of (i) a consolidation or merger of the Company with one or more other entities, (ii) a statutory share exchange or (iii) a voluntary sale, transfer or conveyance of all or substantially all of the Company’s assets, properties or business shall be deemed to be a Liquidation Event of the Company.

C.Subject to the rights of the holders of Parity Preferred Units, upon any Liquidation Event, after payment shall have been made in full to the holders of the Series H Preferred Units, as provided in paragraph 4.B above, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series H Preferred Units shall not be entitled to share therein.

D.Notice of any Liquidation Event, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given not less than thirty (30) nor more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series H Preferred Units at the respective addresses of such holders as the same shall appear on the Member Registry. Notwithstanding anything to the contrary contained herein, the holders of the Series H Preferred Units shall have the right prior to any such Liquidation Event to convert the Series H Preferred Units into Class A Units in accordance with Section 6 below.

Exhibit E-10

5.Redemption. The Company may redeem a Series H Preferred Unit at any time upon the election of the Managing Member for cash at a redemption price equal to the Liquidation Preference. From and after the applicable redemption date, the Series H Preferred Units so redeemed shall no longer be outstanding all rights hereunder, to distributions or otherwise, with respect to such Series H Preferred Units shall cease.

6.Conversion. The Series H Preferred Units are not convertible into or exchangeable for any other property or securities of the Company, except as provided in this Section 6.

A.Company Optional Conversion. Any time, and from time to time, the Managing Member shall have the right to cause the Company to convert all, but not less than all, of the outstanding Series H Preferred Units into 299.2 Class A Units per Series H Preferred Unit (the “Conversion Rate”), following the delivery of written notice of such election (the “Company Conversion Notice”) to the holders of the outstanding Series H Preferred Units. The Company Conversion Notice shall set forth the requested Business Day for conversion which may not be less than 10 days after the date the holders have received the Company Conversion Notice.

B.Holder Optional Conversion. Each holder of Series H Preferred Units shall have the right to convert all, but not less than all, of such holder’s Series H Preferred Units into a number of Class A Units per Series H Preferred Unit equal to the Conversion Rate, following the delivery of written notice of such election (the “Holder Conversion Notice”) to the Company. The Holder Conversion Notice shall set forth the requested Business Day for conversion which may not be less than 10 days after the date the Company has received the Holder Conversion Notice.

C.Conversion Upon a Change of Control. Upon the occurrence of a Change of Control (as defined in the Series H Articles Supplementary), each holder of the Series H Preferred Units shall have the right to convert all, but not less than all, of the Series H Preferred Units held by such holder (the “Series H Change of Control Conversion Right”) on the relevant Change of Control Conversion Date (as defined in the Series H Articles Supplementary) into a number of Class A Units per Series H Preferred Unit equal to the Conversion Rate. Exercise of the Series H Change of Control Conversion Right shall be consistent with the procedures set forth in Section 7(d)(i)-(iii) of the Series H Articles Supplementary.

D.Miscellaneous.

i.No fractional Class A Units shall be issued upon the conversion of the Series H Preferred Units. In lieu of fractional units, holders of the Series H Preferred Units shall be entitled to receive the cash value of such fractional units.
Exhibit E-11

ii.The Company will deliver all Class A Units, cash (including, without limitation, all accrued and unpaid distributions, and cash in lieu of fractional Class A Units) and any other property owing upon conversion no later than the Company’s fourth (4th) Business Day following a conversion date. Notwithstanding the foregoing, the persons entitled to receive any Class A Units or other securities delivered upon conversion will be deemed to have become the holders of record thereof as of the conversion date.

iii.Holders of Series H Preferred Units may withdraw any notice of conversion or redemption by a notice of withdrawal delivered to the Company at least two (2) full Business Days prior to the conversion or redemption date.

E.Anti-Dilution. The Conversion Rate with respect to the Series H Preferred Units shall be subject to like anti-dilution adjustments as those with respect to the Series H Preferred Shares and set forth in Section 7(h) of the Series H Articles Supplementary.

7.No Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series H Preferred Units, as such, shall have no voting rights.

8.Allocations. Allocations of the Company’s items of income, gain, loss and deduction shall be allocated among holders of Series H Preferred Units in accordance with Article VI of the Agreement.
Exhibit E-12

SCHEDULE I

OTHER DISTRIBUTION METHODOLOGIES

Section 15.1Notwithstanding Section 5.1.A of the Agreement, the Members shall first receive cash distributions in an amount equal to the excess, if any, of (x) the aggregate allocations of Excess Inclusion Income made to the Members for all Fiscal Years and portions thereof prior to the date of such distribution over (y) the aggregate distributions previously made to the Member pursuant to this Section 1.1 of Schedule I.
Section 15.2Distributions made during any Fiscal Year shall be apportioned by the Managing Member among the Members based on its reasonable estimate of the amounts of Excess Inclusion Income and Net Profits or Net Losses in respect of such Fiscal Year. Distributions made in any succeeding Fiscal Year shall be adjusted to the extent necessary to reflect the final determinations of such amounts.

Schedule I-1